As filed with the Securities and Exchange Commission on November 8, 2019

Registration No. 333-233830

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 3
to

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Applied DNA Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	7380	59-2262718
(State or other jurisdiction of incorporation or organization)	(primary standard industrial classification code number)	(I.R.S. Employer Identification Number)

50 Health Sciences Drive
Stony Brook, New York 11790
631-240-8800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Hayward, Ph.D., Sc.D.
Chairman, Chief Executive Officer and President
Applied DNA Sciences, Inc.
50 Health Sciences Drive
Stony Brook, New York 11790
631-240-8801

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Merrill M. Kraines Pepper Hamilton LLP The New York Times Building 620 Eighth Avenue 37th Floor New York, NY 10018-1405 212-808-2711	Alexander R. McClean, Esq. Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, New York 14604 585-232-6500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act and Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)		Amount of Registration Fee
Common stock, $0.001 par value per share	$11,500,000	(3) (4)	$1,492.70	(6)
Pre-funded warrants to purchase shares of common stock and shares of common stock issuable upon exercise of the pre-funded warrants	$10,000,000	(4)	$1,298.00	(6)
Common warrants to purchase shares of common stock and shares of common stock issuable upon exercise of the common warrants	$11,500,000	(3) (5)	$1,492.70	(6)
Total	$33,000,000		$4,283.40	(6)

(1)	Represents only the additional number of shares of common stock, shares of common stock issuable upon exercise of the common warrants, pre-funded warrants, and shares of common stock issuable upon exercise of the pre-funded warrants being registered and includes shares of common stock issuable upon exercise of the option of the representative of the underwriters to purchase additional shares of common stock and/or common warrants. Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act.

(3)	Includes the offering price of additional securities that the representative of the underwriters has the option to purchase to cover over-allotments, if any.

(4)	The proposed maximum offering price of the common stock registered pursuant to this registration statement (excluding any securities the representative of the underwriters has the option to purchase from the registrant) will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed maximum aggregate offering price of the common stock and pre-funded warrants (excluding any securities the representative of the underwriters has the option to purchase from the registrant but including the common stock issuable upon exercise of the pre-funded warrants), if any, will remain at $10,000,000.

(5)	The common warrants are exercisable at a per share exercise price equal to 100% of the public offering price. For purposes of calculating the registration fee, the proposed maximum aggregate public offering price of the common warrants being registered pursuant to this registration statement was calculated to be $11,500,000, which is equal to 100% of $11,500,000.

(6)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the Company is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED NOVEMber 8, 2019

Applied DNA Sciences, Inc.

Up to $10,000,000 consisting of

Up to 1,721,170 Shares of Common Stock and/or

Pre-Funded Warrants to Purchase Up to 1,721,170 Shares of Common Stock

(or some combination of Common Stock and Pre-Funded Warrants) and

Common Warrants to Purchase Up to 1,721,170 Shares of Common Stock

We are offering up to $10,000,000 consisting of up to 1,721,170 shares of our common stock together with common warrants to purchase up to 1,721,170 shares of our common stock (and the shares of common stock that are issuable from time to time upon exercise of the common warrants) in a firm commitment underwritten public offering. The common warrants will be issued separately but must be purchased together with the common stock and/or the pre-funded warrants (as described below). Assuming a public offering price of $5.81 per share, the reported closing price of our common stock on The Nasdaq Capital Market on November 7, 2019, we would issue in this offering an aggregate of 1,721,170 shares of our common stock (and/or pre-funded warrants to purchase 1,721,170 shares of our common stock) and accompanying common warrants to purchase 1,721,170 shares of our common stock. There is no minimum number of shares of common stock and/or pre-funded warrants and accompanying common warrants or aggregate amount of proceeds for this offering to close.

The common warrants will be exercisable beginning on the date of issuance (the “Initial Exercise Date”), at an exercise price of $      per share which is equal to 100% of the combined purchase price for each share of common stock and accompanying common warrant and will expire on the five-year anniversary of the Initial Exercise Date. The common warrants include an adjustment provision that, subject to certain exceptions, reduces their exercise price if the Company issues common stock or common stock equivalents at a price lower than the then current exercise price of the common warrants, subject to a minimum exercise price of $      per share which is 28% of the combined purchase price for each share of common stock and accompanying common warrant.

We are also offering to those purchasers, if any, whose purchase of our common stock in this offering would otherwise result in such purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding common stock immediately following the consummation of this offering, the opportunity, in lieu of purchasing common stock, to purchase pre-funded warrants to purchase shares of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which shares of our common stock are being sold to the public in this offering, minus $0.01, and the exercise price of each pre-funded warrant will equal $0.01 per share of common stock. For each pre-funded warrant purchased in this offering in lieu of common stock, we will reduce the number of shares of common stock being sold in the offering by one. Pursuant to this prospectus, we are also offering the shares of common stock issuable upon the exercise of the common warrants and the pre-funded warrants.

Each pre-funded warrant is exercisable for one share of our common stock (subject to adjustment as provided for therein) at any time at the option of the holder until such pre-funded warrant is exercised in full, provided that the holder will be prohibited from exercising pre-funded warrants for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice to us.

Our common stock is listed on The Nasdaq Capital Market under the symbol “APDN.” Our publicly traded warrants are listed on The Nasdaq Capital Market under the symbol “APDNW.” The closing price of our common stock on November 7, 2019, as reported by The Nasdaq Capital Market, was $5.81 per share. The closing price of our publicly traded warrants on November 7, 2019, as reported by The Nasdaq Capital Market, was $0.005 per warrant.

The actual number of securities and the public offering price per share of common stock and/or any pre-funded warrant, together with the common warrant that accompanies common stock or a pre-funded warrant will be determined between us and the Underwriters at the time of pricing, and may be at a discount to the current market price. Therefore, the recent market price used throughout this prospectus may not be indicative of the actual public offering price for our common stock, our pre-funded warrants and the common warrants. There is no established public trading market for the pre-funded warrants or common warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the pre-funded warrants or common warrants on any national securities exchange. Without an active trading market, the liquidity of the common warrants and the pre-funded warrants will be limited. Except as otherwise indicated, all share and per share information in this prospectus gives effect to the reverse stock split of the Company’s outstanding common stock, which was effected at a ratio of one-for-forty shares on November 1, 2019.

	Per Share	Per Pre-Funded Warrant	Per Warrant	Total (No Exercise) (1)	Total (Full Exercise) (1)
Public offering price	$	$	$	$	$
Underwriting discounts and commissions(1)
Proceeds, before expenses, to us	$	$	$	$	$

(1)	See “Underwriting” on page 58 for additional disclosure regarding underwriting discounts and commissions and reimbursement of expenses.

Maxim Group LLC as the sole book-running manager (the “Representative”) and Joseph Gunnar & Co. LLC as the co-manager (collectively, the “Underwriters”) have agreed to act as the Underwriters in connection with this offering. The offering is being underwritten on a firm commitment basis. We have granted the Representative an option for a period of 45 days from the date of this prospectus to purchase up to 258,175 additional shares of our common stock based upon the assumed public offering price of $5.81, the reported closing price of our common stock on The Nasdaq Capital Market on November 7, 2019, and/or common warrants to purchase up to 258,175 aggregate of shares of common stock based upon the assumed public offering price of $5.81 per common warrant, to cover over-allotments, if any.

An existing secured convertible noteholder has indicated an interest in purchasing up to an aggregate of approximately $2,000,000 of common stock and/or pre-funded warrants in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the Underwriters may determine to sell more, fewer or no shares of common stock in this offering to this investor, or this investor may determine to purchase more, fewer or no shares of common stock and/or pre-funded warrants in this offering.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 15 of this prospectus and elsewhere in this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The Underwriters expect to deliver the shares of common stock, any pre-funded warrants, and common warrants to purchasers on or about             , 2019.

Sole Book-Running Manager

Maxim Group LLC

Co-Manager

Joseph Gunnar & Co. LLC

The date of this Prospectus is             , 2019.

-i-

About this Prospectus

The registration statement of which this prospectus forms a part that we have filed with the Securities and Exchange Commission (the “SEC”) includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before making your investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the Underwriters and their affiliates have not, authorized anyone to provide you with any information or to make any representation not contained or incorporated by reference in this prospectus. We do not, and the Underwriters and their affiliates do not, take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide to you. You must not rely upon any information or representation other than those contained or incorporated by reference into this prospectus. This prospectus is not an offer to sell or an offer to buy securities in any jurisdiction where offers and sales are not permitted. The information in this prospectus is accurate only as of its date, regardless of the time of delivery of this prospectus or any sale of securities. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information” in the prospectus. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

You should assume that the information in this prospectus is accurate only as of the date hereof, or in the case of documents incorporated by reference, the original date of any such documents, based on information available to us as of such date, regardless of the time of delivery of this prospectus, or any sale of a security registered under the registration statement of which this prospectus is a part.

Neither we nor the Underwriters have done anything that would permit a public offering of the securities or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus forms a part or any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, references in this prospectus to “Applied DNA,” the “Company,” “we,” “us” and “our” refer to Applied DNA Sciences, Inc., a Delaware corporation, and our subsidiaries. Our trademarks in the United States include Applied DNA Sciences®, SigNature® molecular tags, SigNature® T molecular tags, fiberTyping®, DNAnet®, digitalDNA®, SigNify®, BackTrac®, Beacon® and CertainT®. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on our own internal estimates as well as independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

Forward-Looking Statements

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to qualify for the “safe harbor” created by those sections. In addition, we may make forward-looking statements in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), and our management and other representatives may make forward-looking statements orally or in writing to analysts, investors, representatives of the media and others.

Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts and include, but are not limited to, statements using terminology such as “can”, “may”, “could”, “should”, “assume”, “forecasts”, “believe”, “designated to”, “will”, “expect”, “plan”, “anticipate”, “estimate”, “potential”, “position”, “predicts”, “strategy”, “guidance”, “intend”, “seek”, “budget”, “project” or “continue”, or the negative thereof or other comparable terminology regarding beliefs, plans, expectations or intentions regarding the future. You should read statements that contain these words carefully because they:

•	discuss our future expectations;
•	contain projections of our future results of operations or of our financial condition; and
•	state other “forward-looking” information.

We believe it is important to communicate our expectations. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference into this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. Forward-looking statements involve risks and uncertainties and our actual results and the timing of certain events could differ materially from those discussed in forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and “Prospectus Summary – Our Company” set forth in this prospectus and the documents incorporated herein by reference.

Accordingly, our actual results and the timing of certain events may differ materially from those expressed or implied in such forward-looking statements due to a variety of factors and risks, including, but not limited to, those set forth under “Risk Factors,” those set forth from time to time in our other filings with the SEC, and the following factors and risks:

•	substantial doubt relating to our ability to continue as a going concern;
•	failure to maintain the listing on, or the delisting of our securities from, The Nasdaq Capital Market in light of the delisting notices we received from The Nasdaq Stock Market LLC (“Nasdaq”), our hearing before the Nasdaq Hearings Panel (the “Panel”) on September 19, 2019, and the Panel’s subsequent notice that the Panel granted our request for the continued listing of our securities on Nasdaq, subject to our evidencing compliance on or before December 31, 2019 with all Nasdaq continued listing requirements;
•	public reactions to our press releases, other public announcements and filings with the SEC;
•	changes in financial estimates or recommendations by securities analysts, or their ceasing to publish research or reports about our business;
•	our lack of significant revenues;
•	our operating and financial performance and prospects;
•	our quarterly or annual earnings or those of other companies in our industry or those that investors deem comparable to us;
•	our limited experience in commercializing, marketing, and distributing our products including our large-scale polymerase chain reaction (“PCR”) based manufacturing platform;

•	our history of net losses, which may continue, and our potential inability to achieve profitability;
•	difficulty in obtaining or inability to obtain additional financing if such financing becomes necessary;
•	the appeal and current level of investor interest in the biotechnology/biopharmaceutical capital market sector and in companies in general with business, research strategies and product development pipelines which are similar to us;
•	our commercial opportunities in pharmaceuticals and biologics may be limited;
•	dependence on a limited number of key customers;
•	lack of acceptance of our products and services by potential customers and potential failure to introduce new products and services;
•	loss of strategic relationships, including with suppliers;
•	expenses or losses associated with lack of widespread market acceptance of our solutions;
•	difficulty or failure in expanding and/or maintaining our sales, marketing and support organizations and our distribution arrangements necessary to enable us to reach our goals with respect to increasing market acceptance of our products and services;
•	inability to attract and retain qualified scientific, production and managerial personnel, including Dr. James A. Hayward, our Chairman, Chief Executive Officer and President;
•	conflicts of interest with affiliates and related parties with whom we have engaged or entered into transactions;
•	competition from products and services provided by other companies, including competition in the principal markets for our drug and biologic candidates and linear DNA;
•	seasonality in revenues related to our cotton customer contracts;
•	fluctuations in quarterly results due to adverse changes in worldwide or domestic economic, political or business conditions;
•	shifting enforcement priorities of U.S. federal laws relating to cannabis;
•	inability to obtain and maintain regulatory approval in the pharmaceutical and biologic markets;
•	inability of our collaborators, licensees, and customers to develop, obtain approval for and successfully commercialize products that incorporate our technology;
•	inability of us, our collaborators or customers to develop and timely manufacture complex biologic products and their components to exacting quality and safety standards;
•	dependence on our collaborators’ and customers’ demand for our manufacturing services;
•	inability to compete effectively in the industries in which we operate;
•	lack of success in our research and development efforts for new products;
•	inability to license new technologies;
•	failure to manage our growth in operations and acquisitions of new technologies and businesses;
•	various uncertainties and risks should we or our competitors explore or engage in future business combinations or other transactions;
•	economic, political, regulatory, legal, operational, and other risks as a result of our international operations;
•	inability to attract qualified scientific, production and managerial personnel;
•	inability to protect our intellectual property rights;
•	intellectual property litigation against us or other legal actions or proceedings in which we may become involved;
•	accidents related to our use of hazardous materials;
•	potential product liability claims;
•	litigation brought by customers, former employees, officers and directors, former distributors and sales representatives, former consultants and vendors and service providers;
•	business disruption due to natural or manmade disaster or other business interruptions;
•	general weakening or decline in the global economy or a period of economic slowdown;
•	unauthorized disclosure of sensitive or confidential data (including customer data) and cybersecurity breaches;

•	the reverse stock split, as effected on Friday, November 1, 2019, may adversely impact the market price of our common stock;
•	the reverse stock split may not result in an increase in the market price of our common stock and, as a result, may not satisfy Nasdaq Listing Rule 5550(a)(2), which requires a minimum closing bid price of $1.00 (the “Minimum Bid Price Requirement”);
•	the reverse stock split may decrease the liquidity of the shares of our common stock and the resulting market price of our common stock may not attract or satisfy the investing requirements of new investors, including institutional investors;
•	the effective increase in the number of shares of our common stock available for issuance as a result of our reverse stock split could result in further dilution to our existing stockholders and have anti-takeover implications;

•	unpredictability of regulatory approval as it relates to our product candidates;
•	potential difficulties and failures in clinically developing and manufacturing our products, or causation of undesirable side effects;

•	variance in regulatory approval across jurisdictions;
•	regulatory scrutiny of our products;
•	healthcare legislative measures;
•	noncompliance with regulatory standards and requirements;
•	noncompliance with healthcare legislation;
•	noncompliance with laws or regulatory standards by our suppliers;
•	sales of common stock by us, our directors, officers or large stockholders;
•	the large number of shares of common stock underlying outstanding options and warrants and potential repurchase requirements;
•	the expiration of any applicable contractual lock-up agreements;
•	the possibility that we may require additional financing, which may involve the issuance of additional shares of common stock or securities exercisable for common stock and dilute the percentage of ownership held by our current stockholders;
•	changes in our capital structure;
•	dilution to our stockholders due to conversion of our convertible notes into common stock;
•	the possibility we may fail to make timely payments on our secured convertible notes and, as a result, the noteholders enforcing their remedies and ultimately realizing on their collateral which includes substantially all of our assets, including our intellectual property;
•	the occurrence of any potential material weakness in internal controls over financial reporting;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	future short selling and/or manipulation of the price of our common stock;
•	volatility in the price and/or trading volume of our common stock, publicly traded warrants or other securities we may issue from time to time;
•	our management’s broad discretion over the use of the net proceeds from this offering;
•	the discretion of our board of directors over the price of this offering and the other terms of this offering;
•	dilution as a result of this offering and future equity issuances;
•	the lack of public market for the pre-funded warrants or common warrants being offered in this offering;
•	the lack of rights as common stockholders of holders of pre-funded warrants or common warrants purchased in this offering until such holders exercise their pre-funded warrants or common warrants and acquire our common stock;
•	provisions of the common warrants and pre-funded warrants offered could discourage an acquisition of us by a third party; and
•	the lack of adjustment for certain dilutive events to the exercise price of the common warrants and pre-funded warrants offered by this prospectus.

All forward-looking statements and risk factors included in this prospectus are made as of the date hereof, or in the case of documents incorporated by reference, the original date of any such documents, based on information available to us as of such date, and we assume no obligations to update any forward-looking statement or risk factor, unless we are required to do so by law. If we do update one or more forward-looking statements, no inference should be drawn that we will make updates with respect to other forward-looking statements or that we will make any further updates to those forward-looking statements at any future time. All forward-looking statements are qualified in their entirety by this cautionary statement. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. You should read this prospectus and the documents that we have filed as exhibits to this prospectus and incorporated by reference herein completely and with the understanding that our actual future results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make.

Forward-looking statements may include our plans and objectives for future operations, including plans and objectives relating to our products and our future economic performance, projections, business strategy and timing and likelihood of success. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions, future business decisions, and the time and money required to successfully complete development and commercialization of our technologies, all of which are difficult or impossible to predict accurately and many of which are beyond our control. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Forward-looking statements should be regarded solely as our current plans, estimates and beliefs. We have included important factors in the cautionary statements included in this document, particularly in the section entitled “Risk Factors” beginning on page 15 of this prospectus that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make.

Any of the assumptions underlying the forward-looking statements contained in this prospectus could prove inaccurate and, therefore, we cannot assure you that the results or events contemplated in any of such forward-looking statements will be realized. Based on the significant uncertainties inherent in these forward-looking statements, the inclusion of any such statement should not be regarded as a representation or as a guarantee by us that our objectives or plans will be achieved, and we caution you against relying on any of the forward-looking statements contained herein.

Prospectus Summary

This summary highlights certain information about us, this offering and in the documents we incorporate by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. After you carefully read this summary, to fully understand our Company and this offering and its consequences to you, you should read this entire prospectus including the information referred to under the heading “Risk Factors” in this prospectus beginning on page 15, as well as the other documents that we incorporate by reference into this prospectus, including our financial statements and the notes to those financial statements, which are incorporated herein by reference from our Annual Report on Form 10-K for the year ended September 30, 2018, filed on December 18, 2018, as amended by Amendment No. 1 filed on January 28, 2019, as further amended by Amendment No. 2 filed on April 4, 2019, our Quarterly Report on Form 10-Q for the three month period ended December 31, 2018, filed on February 7, 2019, our Quarterly Report on Form 10-Q for the three month period ended March 31, 2019, filed on May 9, 2019, and our Quarterly Report on Form 10-Q for the three month period ended June 30, 2019, filed on August 13, 2019. Please read “Where You Can Find More Information” on page 62 of this prospectus. Except as otherwise indicated, all share and per share information in this prospectus gives effect to the reverse stock split of the Company’s common stock, which was effected at a ratio of one-for-forty on November 1, 2019.

Our Company

Overview

Using our large scale PCR based manufacturing platform, we manufacture large quantities of linear DNA for various markets. Whether for supply chain security, brand protection, law enforcement or drug or biologic applications, it is our goal to help establish secure flourishing environments that foster quality, integrity and success. With secure taggants, high-resolution DNA authentication, and comprehensive reporting, our SigNature® molecular tag technologies are designed to deliver what we believe to be the greatest levels of security, deterrence and legal recourse strength. Under our 98% owned subsidiary, LineaRx, Inc. (“LRx”), we supply DNA for use in the in vitro medical diagnostics, preclinical biotechnology and preclinical drug and biologic development and manufacturing markets. We are also engaged in preclinical and animal drug candidate development, directly and with collaborators, focusing on therapeutically relevant DNA constructs manufactured via our PCR-based DNA production platform.

SigNature® molecular tags, SigNature® T molecular tags, fiberTyping®, DNAnet®, SigNify® BackTrac®, Beacon® and CertainT® comprise our principal security technology platform. The large-scale production of specific linear DNA sequences is used in the diagnostics industry. Contract research and drug development and commercialization relating to PCR-produced DNA constructs forms the basis of LRx.

SigNature® molecular tags, the core of our supply chain security technology platform, are what we believe to be nature’s ultimate means of authentication and supply chain security. We believe our precision-engineered molecular tags have not been broken. Additional layers of protection and complexity are added to the mark in a proprietary manner. SigNature® molecular tags in various carriers have proven highly resistant to UV radiation, heat, cold, vibration, abrasion and other extreme environments and conditions. We work closely with our customers to develop solutions that will be optimized to their specifications to deliver maximum impact. Our products and technology are protected by what we believe to be a robust portfolio of patents and trademarks.

Using our tagging products and technology, manufacturers, brands, and other stakeholders can ensure authenticity and protect against diversion throughout a product’s journey from manufacturer to use.

The core technologies of our supply chain security business are supplied as tag, test and track solutions for large complex supply chains. Our tag, test and track solutions allow our customers to use molecular tags to mark objects in a unique manner that we believe cannot be replicated, and then identify these objects by detecting the absence or presence of the molecular tag. We believe that our disruptive tracking platform offers broad commercial relevance across many industry verticals. Our underlying strategy in the tagging business is to become a solutions provider for supply chains of process industries in which contracts for our products and services are typically larger and of longer duration as compared to our historic norms, where the benefits to customers and consumers are more significant, and where our forensic security and traceability offer a unique and protected value. Consumers, governments and companies are demanding details about the systems and sources that deliver their goods. They worry about quality, safety, ethics, and the environmental impact. Farsighted organizations are directly addressing new threats and opportunities presented by this question: Where do these goods come from? This is the question and the concerns we are beginning to address for a growing number of companies. We supply key building blocks for creating secure supply chains with traceability of goods, which in turn can help ensure integrity in supply, honest sales and marketing claims, and ethical and sustainable sourcing.

Customers using our PCR-produced linear DNA products and services for use in in vitro medical diagnostics, preclinical biotechnology research and preclinical drug and biologic development and manufacturing receive a DNA product we believe is made cleaner and faster than historical manufacturing methods, thereby offering the opportunity for increased efficiency and turnaround times in their processes. We are also engaged in preclinical and animal drug candidate development activities focusing on therapeutically relevant DNA constructs manufactured via our PCR-based production platform. We seek to develop, acquire and commercialize, alone or with partners, a diverse portfolio of nucleic acid based drugs and biologics based on PCR-produced linear DNA which we believe will improve existing nucleic acid based therapeutics or create new nucleic acid based therapeutics that address unmet medical needs.

Our products and services are offered in the United States, Europe and Asia. At the present time, we are focusing our efforts on textile and apparel, pharmaceuticals and nutraceuticals, microcircuits and other electronics, legal cannabis and PCR-produced linear DNA products, as well as services for in vitro medical diagnostics, preclinical biotechnology research and preclinical biotherapeutic manufacturing. Currently, approximately twenty percent of our annual revenue comes from the textile market. The basic technology we use in various markets is very similar, and we believe our solutions are adaptable for many types of products and markets. In the future, we plan to expand our focus to include additional consumer products and industrial materials. The cotton ginning season in the United States takes place between September and March each year; therefore, revenues from our cotton customer contracts may be seasonal and recognized primarily during our first and fourth fiscal quarters, which may cause operating results to fluctuate significantly quarterly and annually. To date, the substantial portion of our revenues has been generated from sales of our SigNature® and SigNature® T molecular tags, our principal supply chain security and product authentication solutions. We expect to grow revenues from sales of our SigNature® molecular tags, SigNature® T molecular tags, SigNify® and CertainT® offerings as we work with companies and governments to secure supply chains for various types of products and product labeling throughout the world. In addition, we expect to continue to grow revenues from PCR-produced linear DNA products and services using our patented Triathlon™ and other proprietary PCR production and post-processing systems.

Signature® Molecular Tags

SigNature® Molecular Tags. The SigNature® molecular tag is our patented molecular taggant technology, at the core of our platform. It provides forensic power and protection for a wide array of applications. Highly secure, robust and durable, SigNature® molecular tags are an ingredient that can be used to fortify brand protection efforts; strengthen supply chain security; and mark, track and convict criminals. Through our SigNature® molecular tags, custom DNA sequences can be embedded into a wide range of host carriers including natural and synthetic fibers, ink, varnish, thread, metal coatings, and pharmaceuticals and nutraceuticals. SigNature® molecular tags can be made resistant to challenging environments such as heat, cold, vibration, abrasion, organic solvents, chemicals, UV radiation and other extreme environmental conditions, and so can be identified for numerous years after being embedded directly, or into media applied or attached to the item to be marked. Each individual molecular tag is recorded and stored in a secure database so that we can later detect it using a simple in-field test or in our laboratories to obtain definitive proof of the presence or absence of a specific SigNature® molecular tag (e.g., one designed to mark a particular product). Our in-lab forensic testing capability delivers an expert witness Certificate of DNA Authentication (“CODA”). Because DNA is one of the densest information carriers known, and can be amplified with high fidelity, only minute quantities of SigNature® molecular tags are necessary for successful analysis and authentication. As a result, SigNature® molecular tags can fold seamlessly into production and logistics workflows at extremely low concentrations.

SigNature® molecular tags have been subjected to rigorous testing by the Idaho National Laboratory, a U.S. National Laboratory, by CALCE (the Center for Advanced Life Cycle Engineering), the largest electronic products and systems research center focused on electronics reliability, and by verified procedures in our laboratories. The molecular tag has passed all tests across a broad spectrum of materials and substrates, and has met key military stability standards. SigNature® molecular tags have also passed a strenuous “red-team” vetting on behalf of the U.S. Defense Logistics Agency.

SigNature® molecular tags now exist on hundreds of millions of commodity quantities ranging from consumer product packaging to microcircuits to cotton and synthetic fibers; to our knowledge, none has ever been copied.

SigNature® T Molecular Tags and fiberTyping®

SigNature® T Molecular Tags. SigNature® T molecular tags are a unique patented tagging and authentication system specifically designed for textiles and apparel. Specially engineered to adhere tenaciously to textile substrates, including natural and synthetic fibers, SigNature® T molecular tags are resistant to standard textile production conditions. The result: an enduring forensic level molecular tag that remains present from the fiber stage through to the finished product.

Our SigNature® T technology allows for better quality control and assurance at any point in the supply chain. SigNature® T molecular tags are currently used for brand protection efforts and raw material source compliance programs. For example, American grown cotton fibers can be tagged at the gin in the United States, verified as “American grown” and then traced through every step of the supply chain.

fiberTyping®. Our patented cotton genotyping platform, known as “fiberTyping,” complements our SigNature® T molecular tag system. fiberTyping® is employed to identify the genus and species of the fibers before or after they are tagged with SigNature® T molecular tags. fiberTyping® cannot be used to provide the unique identity of a specific cotton batch through the supply chain.

fiberTyping® is not a molecular tag, but a genotyping test of native cotton fiber DNA, which gives a clear result that determines whether the intended “nature-made” endogenous cotton DNA is present in fiber, yarn or fabric. Samples from the primary material are sent to our forensic labs for DNA analysis and authentication. Cotton classification and the authentication of cotton species after cotton has left its place of origin are issues of global significance, important to brand owners and to governments that must regulate the international cotton trade. We believe that the use of endogenous DNA to identify the cotton fiber content in textile supply chains, along with the SigNature® T molecular tag system to identify traceability, is a significant opportunity for brand license holders to control their intellectual property, for brands to shield themselves against legal liabilities, and for governments to improve their ability to enforce compliance with trade agreements between nations.

We believe that our proprietary DNA extraction protocols and methodologies are more effective than existing forensic systems. We believe that the combination of our SigNature® T molecular tags and fiberTyping® solutions cover the forensic authentication market for textiles.

DNAnet® and Smart DNA

Recognizing that DNA-based evidence is the cornerstone of modern-era law enforcement, we have developed what we believe to be the ultimate crime fighting tools – currently being used in vehicle and home asset marking, as well as other commercial and governmental applications.

These molecular tags can be used to definitively link evidence and offenders to specific crime scenes. As the crime is investigated, the fluorescing molecular marker can assist police in linking the offender and stolen items to a specific crime scene, creating a greater ability to identify and convict.

These long-lasting tagging solutions contain unique molecular tags that can help return stolen or lost property to its rightful owner.

Beacon®

Beacon® locked optical markers deliver secure real-time inspection capabilities. A unique patented encrypted mechanism creates a protected, covert screening tool that can be easily adapted to packaging, security labels and high-value assets through inks, varnishes and coatings. When Beacon® locked optical markers are combined with SigNature® molecular tags, a strong and flexible security and screening solution is created where authenticity and provenance can be determined with confidence.

SigNify®

Developing a secure method for real-time, in-field screening of molecularly-tagged items has long been a priority for us. We believe that standard fluorophores, up-converting phosphors, holograms and other more-traditional screening tools provide little to no defense against counterfeiting. We believe that secure in-field inspection with forensic-level molecular tag authentication is the key to maintaining a well-defended supply chain or asset management program.

The SigNify® IF portable DNA readers and SigNify consumable reagent test kits provide definitive real-time authentication of SigNature® and SigNature® T molecular tags in the field. With SigNify® IF, Signature® molecular tags become a true, front-line solution for supply chain integrity.

Information Technology Systems

Applied DNA Sciences Portal.  CertainT® and other customer applications include the use of a software platform that enables customers to manage the security of company-marked goods from point of marking to point of authentication or validation to end of life. The base platform is configurable to customer requirements which differ by vertical market, company business process and IT environment. Basic functions offered include molecular tag inventory management, program training and communications, a database of marked items information, associated documents and images, chain of custody and location tracking, sample authentication processing and CODA downloads, and other administrative functions. Designed for either cloud or local operation, the system supports mobile data capture using bar codes or other technologies. The system is architected as the controller and repository for other validation and authentication devices such as our SigNify® DNA Readers, DNA Transfer Systems, Cannabis Tracking Systems and other third party devices and is designed to share data with third party applications through standard interfaces.

DNA Transfer Systems and Cannabis Tracking System. Our DNA Transfer System and Cannabis Tracking System are developed for DNA marking applications which are high volume with a need for monitoring and control. They are computer based, fully automated, offer remote internet access for real-time monitoring and can be configured for application-specific alerts and reporting online. They were used to mark cotton at five U.S. cotton gins and one gin in Egypt in the 2018-2019 ginning season.

CertainT® Supply Chain Platform

CertainT® helps brands confirm their product’s authenticity and origin with certified, trust, transparency and traceability through the seamless amalgamation of several of our platform technologies to tag, test and track. The CertainT® trademark indicates use of the CertainT® tagging, testing and tracking platform to enable proof of product claims for any material, item or product. Secure and proven, the CertainT® Platform helps manufacturers, brands or other commercial organizations deliver on their promise that customers are buying products that are ethically-sourced, safe and authentic.

Large-scale production of specific DNA sequences using PCR.

Our patented Triathlon™ PCR systems and other proprietary PCR production and post-processing systems allow for the large-scale production of specific DNA sequences. The systems are computer-controlled, self-contained and modular. DNA sequences produced through our processes and systems are being used by customers as components of diagnostic tests, which provide us the opportunity to cross-sell our DNA-based supply chain security solutions to this installed base and others. We believe we have the ability to manufacture longer DNA sequences valuable in gene therapies, adoptive cell therapies (such as CAR T), DNA vaccines, RNA therapies and diagnostics, with what we believe is a distinct competitive advantage in cost, cleanliness, and time-to-market. These types of DNA are distinct from our DNA security markers marketed under our SigNature® and SigNature® T trademarks, and represent a potential new entry into medical markets, where we believe there are opportunities for our broader platform. Customers using our PCR-produced linear DNA products and services for use in in vitro medical diagnostics, preclinical biotechnology research and preclinical drug and biologic manufacturing receive a DNA product that we believe is made cleaner and faster than historical manufacturing methods, thereby offering the opportunity for increased efficiency and turnaround times in their processes.

Contract Research

Under LRx, we act as a preclinical contract research organization for the nucleic acid-based medical and biologic markets. In addition, LRx is providing contract research services to several RNA based drug and biologic customers for preclinical studies. These services include the design, development and manufacture of PCR-produced DNA templates for RNA. Under our LRx contract research and contract manufacturing organization (“CRO/CMO”) businesses, we are providing bulk DNA from our Good Laboratory Practices (“GLP”)-compliant laboratory to several biotech customers for use in pre-clinical studies. LRx continues to improve and refine its manufacturing processes with the goal of becoming Current Good Manufacturing Practice (“cGMP”)-compliant for bulk DNA production.

Therapeutics

We seek to develop, acquire and commercialize, ourselves or with partners, a diverse portfolio of nucleic acid-based drugs and biologics based on PCR-produced linear DNA to improve existing nucleic acid-based therapeutics or to create new nucleic acid-based therapeutics that address unmet medical needs. We are also engaged in preclinical and animal drug candidate development activities focusing on therapeutically relevant DNA constructs manufactured through our large scale PCR production systems. LRx uses its PCR systems to rapidly produce customized DNA for use by our CRO/CMO clients, our preclinical drug and biologic clients and partners, and for our own nucleic acid-based preclinical drugs and biologics under development in the field of CAR T-cell immunotherapy. LRx’s proprietary processes enables large, gram-scale production of DNA through PCR for bio-based therapeutics, adoptive cell therapies, vaccines (including cancer), clustered regularly interspaced short palindromic repeats, or CRISPR and other nucleic acid-based therapies. Linear DNA does not require recombination, therefore, there is no need for a virus or for plasmids. This reduces the risk of unwanted DNA or other contaminants that would need to be removed.

Recent Developments

Corporate Governance Review and Board Refreshment. The Company has commenced a comprehensive review of the Company’s corporate governance, business, operations and capital allocation in consultation with certain holders of its common stock and secured notes.  As a first step, on November 7, 2019, Charles S. Ryan resigned from his position as director of the Company and Scott L. Anchin was appointed as a director on the same date. Mr. Anchin is also expected to become a consultant to the Company with respect to the Company’s business strategy as well as the Company’s capital allocation, operating budget, and cash management.

In addition to the appointment of Mr. Anchin as a director of the board, the board also intends over the next four months to replace two more of its existing directors while maintaining an eight person board. See “Management and Corporate Governance.”

Reverse Stock Split. On October 31, 2019, we held a special meeting where our stockholders approved our proposal to amend the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”) to effect a reverse stock split of our outstanding common stock in the range from one-for-fifteen to one-for-fifty shares. Our board of directors believes that the reverse stock split is the best option available to increase our stock price as required for continued listing on Nasdaq and determined at its meeting on October 31, 2019 that the split ratio should be one-for-forty shares.

The reverse stock split was effected on November 1, 2019 and combined each forty shares of our outstanding common stock into one share of common stock, without any change in the par value per share. Moreover, the reverse stock split correspondingly adjusted, a) the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and the per share exercise price of all outstanding options, and b) all shares underlying any of our outstanding warrants and secured convertible notes by reducing the conversion ratio for each instrument and increasing the applicable exercise price or conversion price in accordance with the terms of each instrument and based on the reverse stock split ratio. No fractional shares were issued in connection with the reverse stock split. Any fractional shares resulting from the reverse stock split were rounded up to the nearest whole share. The reverse stock split resulted in a reduction of our outstanding shares of common stock from 48,015,938 to 1,200,399 shares.

Even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the Minimum Bid Price Requirement, as discussed further below, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with that requirement.

Continued Listing. On January 29, 2019 and January 30, 2019, we received written notices from the Listing Qualifications Department of Nasdaq notifying us that we are not in compliance with the requirements to (1) satisfy the Minimum Bid Price Requirement; and (2) either maintain net income from continuing operations (in the latest fiscal year or two of the three last fiscal years) of at least $500,000, a market value of listed securities of at least $35 million (the “Minimum Value of Listed Securities Requirement”), or stockholders’ equity of at least $2.5 million, pursuant to Nasdaq Listing Rule 5550(b).

On July 30, 2019, we received written notice from Nasdaq indicating that, based upon our continued non-compliance with the Minimum Bid Price Requirement and Minimum Value of Listed Securities Requirement, the staff of Nasdaq (the “Staff”) had determined to delist our securities (including our common stock and publicly traded warrants) from Nasdaq unless we timely requested a hearing before the Panel. We requested a hearing before the Panel and the hearing was held on September 19, 2019. On October 1, 2019, we received written notice from the Panel indicating that the Panel granted our request for the continued listing of our securities on Nasdaq, subject to evidencing compliance on or before December 31, 2019 with all Nasdaq continued listing requirements. During this time, our securities will remain listed and trading on Nasdaq. There can be no assurance that we will be able to regain compliance with the applicable continued listing criteria within the period of time granted by the Panel, or, if we regain compliance within such time, that we will be able to maintain our Nasdaq listing going forward.

Notice of Allowance for U.S. Patent Application.   In October 2019, we received a Notice of Allowance for a U.S. Patent Application which will extend our patent protection for our CertainT® platform into cellulosic fibers and materials.  The allowed claims cover methods of tagging cellulosic fibers and/or materials with a nucleic acid (DNA) tag during production and later authenticating the nucleic acid-tagged cellulosic fibers and/or materials via PCR-based detection techniques.  The patent application is expected to be issued as a U.S. patent in the next few months and our related international patent applications in India, the European Union, China and Hong Kong are pending.

American & Efird. During April 2018, we entered into a statement of work with American & Efird (“A&E”), one of the world’s leading manufacturers and distributors of industrial and consumer sewing thread, embroidery thread and technical textiles, to evaluate our Beacon® technology for use in CertainT® enhanced secure sewing threads for brand protection. During May 2019, A&E previewed its new line of advanced identification threads, branded “Integrity.” A&E publicly displayed the molecular-tagged thread solution at the Texprocess trade show in Frankfurt, Germany in May 2019 and at the Gerber Technology Summit in New York, U.S.A. in October 2019.

FUJIFILM Wako Pure Chemical Corp. In April 2017, we were awarded a five-year supply agreement with FUJIFILM Wako Pure Chemical Corp. (formerly Wako Pure Chemical Industries, Ltd.) for the manufacture of bulk DNA for in vitro medical diagnostics. This supply agreement includes quarterly DNA shipments and automatic three-year renewals, unless either party provides notice of an intent to terminate in advance. Under this multi-year contract, our DNA is utilized in a medical diagnostic tool that aids in assessing disease. In May 2019, LRx announced that it is in process of designing new, custom linear amplicons for FUJIFILM Wako Pure Chemical Corp. in the in vitro diagnostics market. Three diagnostic assays are expected to be available and qualified in 2020. As of October 2019, three linear amplicons have been linearized and are under review.

TheraCann International Benchmark Corporation. During March 2019, we, with our wholly-owned subsidiary, APDN (B.V.I.), Inc., entered into a Patent and Know-How License and Cooperation Agreement with ETCH BioTrace S.A. (“ETCH”), a wholly-owned subsidiary of TheraCann International Benchmark Corporation (“TheraCann”), a legal cannabis and hemp consultancy, (the “TheraCann Agreement”). The TheraCann Agreement grants ETCH the exclusive right and license, with rights to sublicense, to use, offer to sell, sell and import our proprietary or patented DNA tagging, DNA tag application and DNA tag authentication technologies marketed under SigNature® and/or CertainT® (the “Technology”) within the global cannabis sativa L and cannabis sativa L derivative product markets, excluding use in textiles. The TheraCann Agreement further grants ETCH the non-exclusive right and license, with rights to sublicense, to use, offer to sell, sell and import the Technology within the global cannabis sativa L market and cannabis sativa L derivative product markets for use in textiles. The TheraCann Agreement also grants ETCH the limited use of trademarks owned by us solely for the purpose of promoting, marketing and disclosing the Technology, with all goodwill and benefit arising from such use inuring to the exclusive benefit of us. Under the TheraCann Agreement, a $5,000,000 non-refundable up-front licensing fee is payable to us over a four-month period, with $1,000,000 paid in April 2019, $2,000,000 that was due on or before June 30, 2019 and $2,000,000 that was due on or before August 15, 2019. We will jointly market and sell the Technology with ETCH, with profits to be shared between the parties after specified gross profit minimums are reached. The TheraCann Agreement also provides for specified annual cash payment minimums to us, which TheraCann must pay to us to maintain its license exclusivity. Such annual cash payment minimums may be comprised of any cash payments from ETCH or any sublicensee for DNA taggant, profit share, DNA authentication devices/reagents, DNA authentication services, project fees, other service or product fees, and/or other cash payments. In lieu of the annual cash payment minimums for years one and two, the parties agree to create a mutually agreeable development plan for TheraCann’s commercialization of the Technology which will contain commercialization milestones that can be met by TheraCann in lieu of annual cash payment minimums.

On September 5, 2019, we sent a notice of continuing breach to TheraCann with respect to the TheraCann Agreement. The September 5, 2019 notice stated that (i) if we do not receive the June 30, 2019 payment by September 24, 2019, we have the option to terminate the TheraCann Agreement for such failure to pay and TheraCann will have no obligation to make further payments to us; and (ii) if we receive the June 30, 2019 payment by September 24, 2019 but do not receive the August 15, 2019 payment by November 8, 2019, we have the option to terminate the TheraCann Agreement for such failure to pay and TheraCann will have no obligation to make further payments to us. As of November 7, 2019, we have not received the June 30, 2019 and August 15, 2019 payments described above. On September 30, 2019 we extended both the September 24, 2019 and November 8, 2019 cure dates set by the September 5, 2019 notice to December 3, 2019. If the TheraCann Agreement is terminated, TheraCann will retain no rights to the licensed technology.

Takis S.R.L. and Evvivax S.R.L. During September 2018, LRx signed a joint development agreement with Takis S.R.L. and its wholly-owned subsidiary, Evvivax S.R.L. (“Takis/Evvivax”), biotechnology companies focused on the discovery and development of DNA based anti-cancer vaccines for human and animal targets, respectively. Under the terms of the joint development agreement, Takis/Evvivax and LRx are jointly developing linear DNA expression vectors for two of Takis/Evvivax’s anti-cancer vaccine candidates utilizing LRx’s linear DNA technology.

During December 2018, LRx announced that the collaborative data confirmed immunogenicity in mice that were vaccinated with linear DNA against the human protein telomerase. In March 2019, LRx announced shipment of linear DNA expression amplicons for two of Takis/Evvivax’s anti-cancer vaccine candidates. During September 2019, LRx announced the completion of pre-clinical animal studies of two Takkis/Evvivax vaccine candidates. Evvivax S.R.L. designed a synthetic gene sequence to produce immunity in companion animals, directed against the human protein telomerase (“TERT”), which is overexpressed in 85% of all mammalian cancers. Takis S.R.L. designed a neoantigen-based vaccine (“TK”), as a proof-of-concept of personalized immunology. For the studies, the TERT- and TK-based vaccines were produced in linear DNA form by LRx. Linear DNA amplicons carrying the DNA sequences for each vaccine candidate were delivered to pre-clinical animal models via Takis/Evvivax’s proprietary electroporation technology. Antigen-specific immune responses aimed at achieving therapeutic effects were studied.

In the prophylactic use of the TERT-based vaccine, wherein vaccination was done before addition of tumor cell lines to the mice, transplanted tumors were cleared within 10 days. In the therapeutic TK linear DNA vaccine application, cancer cells were introduced and allowed to grow before administration of the vaccine. In conjunction with antibodies that targeted PD-1 and CTLA4, known as Checkpoint Inhibitors, which are commonly used in oncology strategies that rely upon immunotherapy, the TK-based vaccine significantly reduced total tumor mass in mice within 30 days.

Vitatex, Inc. During August 2019, LRx entered into an Asset Purchase Agreement (the “Vitatex Agreement”) with Vitatex, Inc. (“Vitatex”), an early stage private biotechnology company focused on advancing personalized medicine with a potential solution that isolates Invasive Circulating Tumor Cells (“iCTCs”) from standard patient blood samples. It is expected that the Vitatex Assets, as defined below, will be part of LRx’s diagnostics and therapeutics business. The Vitatex Agreement provides for the purchase of substantially all of the assets of Vitatex (“Vitatex Assets”). We completed the acquisition of the Vitatex Assets in August 2019. The Vitatex Assets include physical assets, such as laboratory equipment, as well as registered trademarks and other intellectual property. The Vitatex Assets also include Vitatex’s rights under an exclusive patent license agreement between The Research Foundation for the State University of New York (the “Research Foundation”) and Vitatex (the “License Agreement”). LRx did not assume any liabilities of Vitatex. In connection with the acquisition of the Vitatex Assets, LRx entered into the Amended and Restated Exclusive License Agreement (the “Restated License Agreement”) with the Research Foundation and Vitatex on August 7, 2019, pursuant to which LRx assumed the rights to a global patent portfolio covering the iCTC technology.

The purchase price for the Vitatex Assets consisted of $500,000 in cash and common stock of LRx and up to an additional $500,000 of LRx common stock as performance-based contingent consideration. Of this amount, (i) an initial payment comprised of $300,000 in shares of common stock of LRx (based on the then-current valuation of $25 million of LRx) made to the shareholders of Vitatex, (ii) $100,000 in cash must be paid to Vitatex on or before September 30, 2019, subject to adjustment as provided below, and (iii) $100,000 in cash must be paid to Vitatex on or before December 31, 2019. The purchase price will be reduced by an amount equal to any payment required to be made by LRx to pay off and satisfy Vitatex’s outstanding cash and/or equity obligations owed to the Research Foundation under the License Agreement as delineated in the Restated License Agreement. Pursuant to the Restated License Agreement, LRx paid $11,710 in cash to the Research Foundation, thereby reducing the cash payment due to Vitatex before September 30, 2019 to $88,290. As of November 7, 2019, LRx has paid $50,000 out of the $88,290 amount due. In addition, the shareholders of Vitatex are also entitled to additional performance-based equity distributions of up to $500,000 in shares of common stock of LRx (based on the then-current valuation of LRx) with (i) $250,000 of LRx common stock that was paid upon the occurrence of LRx completing certain National Cancer Institute Small Business Innovation Research program filings, (ii) $100,000 of LRx common stock that will become due if the Vitatex Assets yield more than $100,000 in gross revenue by July 29, 2020 and (iii) $150,000 of LRx common stock that will become due if the Vitatex Assets yield an additional $200,000 in gross revenue. The Research Foundation will receive cash instead of shares of LRx upon the completion of any such performance-based events.

Conversion by Substantial Holders of Secured Convertible Notes. On September 12, 2019, Dr. James A. Hayward, our Chairman, Chief Executive Officer and President, converted approximately $1.59 million of the Existing Notes, as defined below, into approximately 72,500 shares of our common stock. In addition, as of November 7, 2019, other directors, officers, and affiliates of the Company converted approximately $409,000 of such Existing Notes in September 2019 into 18,929 shares of our common stock. We intend to use the proceeds of this offering, in part, to pay off all outstanding amounts of the Existing Notes, which, as of November 7, 2019, had an outstanding balance of $105,771, including accrued interest. See “Use of Proceeds.”

Dillon Hill Capital, LLC. On July 16, 2019, we issued $1.5 million of secured convertible notes (the “July 2019 Notes”), bearing interest at a rate of 6% per annum, in a non-brokered private placement with an accredited investor, Dillon Hill Capital, LLC (“Dillon Hill”), and simultaneously amended the terms of certain outstanding August 2018 secured convertible notes (as amended, the “August 2018 Notes”) and November 2018 secured convertible notes (as amended, the “November 2018 Notes”, and together with the August 2018 Notes, the “Existing Notes”, and together with the August 2018 Notes and July 2019 Notes, the “Company Notes”), to, among other amendments, (i) reduce the conversion price of the Existing Notes to $21.60 to facilitate their conversion into equity and (ii) change the maturity date of the August 2018 Notes to be November 28, 2021. Dillon Hill was granted a right to participate in certain of our future financing transactions, including this offering, (each a “Subsequent Financing”) until July 16, 2020 equal to the amount required for Dillon Hill to maintain its pro rata ownership of us as if the July 2019 Notes had been fully converted into our common stock.

The Company Notes contain certain events of default that are customarily included in financings of this nature. If an event of default occurs, the holders of the Company Notes (by an affirmative vote of the holders of the Company Notes representing at least 30% of the aggregate principal amount of the Company Notes then outstanding) may require us to redeem the Company Notes, in whole or in part, at a redemption price equal to the greater of (i) their outstanding principal balance, plus all accrued and unpaid interest, divided by the Conversion Price (as defined below), multiplied by the volume-weighted average price (“VWAP”) on the date the redemption price is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 130% of the outstanding principal, plus all accrued and unpaid interest.

After giving effect to the amendments to the Existing Notes, the July 2019 Notes are substantially similar to the Existing Notes. The July 2019 Notes are secured on a pari passu basis with the same Company assets as the Existing Notes. In addition, on July 19, 2019, we also amended the security agreements dated as of October 19, 2018, to among other amendments, exclude 20% of our equity interest in LRx from the assets securing the Company Notes. The Company Notes are convertible, in whole or in part, at any time, at the option of the purchasers, into shares of our common stock, in an amount determined by dividing the principal amount of the Company Notes, together with any and all accrued and unpaid interest, by the conversion price of $21.60 (the “Conversion Price”). The Company Notes are due and payable in full on November 28, 2021. We have reserved sufficient shares of our common stock for the potential conversion of the Company Notes.

The July 2019 Notes and the Existing Notes, as amended, contain certain negative covenants that restrict us, including prohibitions or limitations, among other things, on the incurrence of additional indebtedness, subsidiary asset sales, intercompany loans, liens, amendments to our organization documents, dividends, and redemptions without consent of the Required Holders (as defined in the Company Notes).

We intend to use the proceeds of this offering, in part, to pay off the outstanding amount of the July 2019 Notes, with the consent of the noteholder, which bear interest at a rate of 6% per annum and are due and payable in full on November 28, 2021, and which, as of November 7, 2019, had an outstanding balance of $1.53 million, including accrued interest, and to pay a pre-payment penalty of $470,000. See “Use of Proceeds.”

iCell Gene Therapeutics, Inc. During October 2018, LRx entered into an exclusive North American licensing agreement and a research services agreement with iCell Gene Therapeutics, Inc. (“iCell”) under which iCell licensed to LRx an anti-CD19 CAR T therapy candidate for non-viral delivery. iCell and LRx intend to utilize LRx’s non-viral, plasmid free platform, along with the in-licensed anti-CD19 CAR T therapy to develop, manufacture and commercialize LinCART19, a non-viral, plasmid free anti-CD19 CAR T therapeutic candidate. In December 2018, LRx announced that the CAR-T gene construct upon which LinCART19 is based, led to 3 of 3 complete remissions in patients with acute lymphocytic leukemia in a clinical trial conducted by iCell in China under local regulations. While we believe these promising clinical results provide evidence in the value of the genetic code utilized, the CAR T cells were transfected via viral vector. During April 2019, LRx announced improved expression levels and survival rates of linear DNA constructs delivered without viruses or plasmids to human T cells. In collaboration with Avectas, a cell engineering technology business enabling the manufacture of cell therapies, LRx has achieved a greater than four-fold increase in cell survival and a more than 50% increase in linear gene expression of a model amplicon. Results were presented by Avectas at the Cell & Gene Meeting on the Mediterranean in April 2019, which was attended by more than 50 companies. LRx expects to continue its preclinical research relating to LinCART19 with its partners to increase cellular expression without the use of viral transduction.

GHCL Ltd. During April 2019, GHCL Ltd. announced the launch of the “REKOOP” range of bedding products on Amazon.com. REKOOP utilizes ecologically conscious practices through the molecular tagging of the recycled fiber that comprise its product line through our CertainT® platform that secures provenance and complete traceability across the supply chain. Reliance Industries Ltd., India’s largest private sector company, is GHCL Ltd.’s fiber-manufacturing partner and supplies the ecofriendly recycled polyester fiber – Recon® Green Gold, which is used in REKOOP bedding. New products under REKOOP with CertainT® are anticipated to be marketed and sold in the U.S. and internationally.

Loftex Home, LLC. During April 2019, Loftex Home, LLC (“Loftex”), a leading manufacturer of high-quality towels, announced that the first retail introduction of their bath towels including recycled PET (r-PET) source-verified by the CertainT® platform became available at U.S. retail. Loftex markets and sells bath and beach towels with CertainT® source verification for r-PET and pays us royalties for the use of the CertainT® platform through an exclusive licensing agreement with us.

Corporate History

We are a Delaware corporation, which was initially formed in 1983 under the laws of the State of Florida as Datalink Systems, Inc. In 1998, we reincorporated in the State of Nevada, and in 2002, we changed our name to our current name, Applied DNA Sciences, Inc. On December 17, 2008, we reincorporated from the State of Nevada to the State of Delaware.

Our corporate headquarters are located at the Long Island High Technology Incubator at Stony Brook University in Stony Brook, New York, where we have established laboratories for the manufacture of molecular tags, product prototyping, molecular tag authentication and bulk DNA production. The mailing address of our corporate headquarters is 50 Health Sciences Drive, Stony Brook, New York 11790, and our telephone number is (631) 240-8800.

To date, we have produced limited recurring revenues from our products and services, have incurred expenses and have sustained losses. Moreover, our auditors have raised substantial doubt as to our ability to continue as a going concern. Consequently, our operations are subject to all the risks inherent in the establishment and development of a biotechnology company.

Available Information

Because we are subject to the information and reporting requirements of the Exchange Act, we file or furnish, as applicable, annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is www.sec.gov. We make available on our website at www.adnas.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this prospectus. Further, our references to the URLs for these websites are intended to be inactive textual references only.

Summary of the Offering

Common stock to be offered

Up to $10,000,000 consisting of up to 1,721,170 shares of our common stock (together with common warrants to purchase up to 1,721,170 shares of our common stock, and the shares of common stock that are issuable from time to time upon exercise of the common warrants, as discussed below) (up to an additional 258,175 shares if the Representative exercises its over-allotment option in full), as based upon an assumed public offering price of $5.81, the reported closing price of our common stock on The Nasdaq Capital Market on November 7, 2019.

Based on an assumed public offering price of $5.81, the reported closing price of our common stock on The Nasdaq Capital Market on November 7, 2019, we would issue in this offering an aggregate of 1,721,170 shares of our common stock (and/or pre-funded warrants to purchase 1,721,170 shares of our common stock, and accompanying common warrants to purchase 1,721,170 shares of our common stock). There is no minimum number of shares of common stock and/or pre-funded warrants and accompanying common warrants or aggregate amount of proceeds for this offering to close.

Pre-funded warrants offered by us in this offering	We are also offering to each purchaser whose purchase of shares of common stock in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding common stock immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, pre-funded warrants, in lieu of shares of common stock that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding common stock. Subject to limited exceptions, a holder of pre-funded warrants will not have the right to exercise any portion of its pre-funded warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise. Each pre-funded warrant will be exercisable for one share of our common stock. The purchase price of each pre-funded warrant will equal the price per share at which the shares of common stock are being sold to the public in this offering, minus $0.01, and the exercise price of each pre-funded warrant will be $0.01 per share. This offering also relates to the shares of common stock issuable upon exercise of any pre-funded warrants sold in this offering. For each pre-funded warrant we sell, the number of shares of common stock we are offering will be decreased on a one-for-one basis.

Common warrants offered by us in this offering

We are issuing to purchasers of shares of our common stock and/or pre-funded warrants in this offering a common warrant to purchase up to share(s) of our common stock for each share purchased in this offering for a combined purchase price. Assuming a public offering price of $5.81, the reported closing price of our common stock on The Nasdaq Capital Market on November 7, 2019, we would issue in this offering an aggregate of 1,721,170 accompanying common warrants to purchase 1,721,170 shares of our common stock.

Because a common warrant to purchase share(s) of our common stock is being sold together in this offering with each share of common stock and, in the alternative, each pre-funded warrant to purchase one share of common stock, the number of common warrants sold in this offering will not change as a result of a change in the mix of the shares of our common stock and pre-funded warrants sold. The common warrants will be exercisable beginning on the Initial Exercise Date at an exercise price of $      per share, which is equal to 100% of the combined purchase price for each share of common stock and accompanying common warrant and will expire on the five year anniversary of the Initial Exercise Date. The common warrants include an adjustment provision that, subject to certain exceptions, reduces their exercise price if the Company issues common stock or common stock equivalents at a price lower than the then-current exercise price of the common warrants, subject to a minimum exercise price of $      per share which is 28% of the combined purchase price for each share of common stock and accompanying common warrant.

No fractional shares of common stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, we will round up to the next whole share. See “Description of Securities — Common Warrants.” This prospectus also relates to the offering of the shares of common stock issuable upon exercise of the common warrants.

Common stock outstanding prior to this offering	1,200,399 shares

Common stock to be outstanding after this offering	shares (assuming no sale of any pre-funded warrants and assuming none of the common warrants issued in this offering are exercised)

Right of Future Participation

A certain existing secured convertible noteholder has indicated an interest in purchasing up to an aggregate of approximately $2 million in this offering, and if they so participate in the offering they will receive future participation rights of 50% in any securities offering by us during the next 12 months.

Option to purchase additional shares and/or common warrants	The Representative has a 45-day option to purchase up to an additional shares of our common stock and/or common warrants to purchase shares of our common stock at a price of $ per share to cover over-allotments, if any.

Use of proceeds	We estimate that the net proceeds to us from this offering will be approximately $ , after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the common warrants. We intend to use the net proceeds from the sale of the securities (i) to pay off the outstanding amount of the July 2019 Notes, with the consent of the noteholder, which bear interest at a rate of 6% per annum and are due and payable in full on November 28, 2021, and which, as of November 7, 2019, had an outstanding balance of $1.53 million, including accrued interest, and to pay a pre-payment penalty of $470,000, (ii) to pay off all outstanding amounts on the Existing Notes, which, as of November 7, 2019, had an outstanding balance of $105,771, including accrued interest, and (iii) for general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus. Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us. See “Use of Proceeds” on page 40 of this prospectus.

Risk factors	You should carefully read and consider the information set forth under “Risk Factors” on page 15 of this prospectus and the documents incorporated by reference herein before deciding to invest in our securities.

Lock-up agreements

We and all of our executive officers and directors, and certain of our 5% or greater stockholders will enter into lock-up agreements with the Representative. Under these agreements, we and each of these persons may not, without the prior written approval of the Representative, offer, sell, contract to sell or otherwise dispose of or hedge common stock or securities convertible into or exchangeable for common stock, subject to certain exceptions. The restrictions contained in these agreements will be in effect for a period of 120 days after the date of the closing of this offering. For more information, see “Underwriting” on page 58 of this prospectus.

Market for common stock	Our common stock is listed on The Nasdaq Capital Market under the symbol “APDN.”

Market for publicly traded warrants	Our publicly traded warrants are listed on The Nasdaq Capital Market under the symbol “APDNW.”

Listing of pre-funded warrants and common warrants	We do not intend to list the pre-funded warrants or the common warrants on any securities exchange or nationally recognized trading system.

The discussion and tables above are based on 1,200,399 shares of our common stock outstanding as of November 7, 2019, which excludes shares of our common stock that may be issued upon exercise of pre-funded warrants and common warrants issued in this offering, 200,515 shares of common stock issuable upon exercise of outstanding options, 263,589 shares of common stock issuable upon exercise of outstanding warrants, 137,893 shares available for grant under our 2005 Incentive Stock Plan, as amended and restated (the “2005 Incentive Stock Plan”) as of such date, and shares of common stock initially issuable upon the common exercise of the common warrants to be issued pursuant to this prospectus.

Unless otherwise indicated, all information contained in this prospectus assumes no exercise by the Representative of its over-allotment option.

Risk Factors

Investment in our securities, including our common stock , common warrants, and pre-funded warrants, involves a high degree of risk. In addition to the risks and investment considerations discussed elsewhere in this prospectus or any document incorporated by reference herein, the following factors should be carefully considered by anyone purchasing the securities offered by this prospectus. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. We also update risk factors from time to time in our periodic reports on Forms 10-K, 10-Q and 8-K which will be incorporated by reference in this prospectus. If any of the following risks actually occur, our business could be harmed. In such case, the trading price of our common stock could decline and investors could lose all or a part of their investment. All of these risks could adversely affect our business, business prospects, results of operations, financial condition and cash flows.

See also the statements contained under the heading “Forward-Looking Statements.”

Risks Related to Our Business:

There is substantial doubt relating to our ability to continue as a going concern.

We have recurring net losses, which have resulted in an accumulated deficit of $255,271,848 as of June 30, 2019 and $248,366,083 as of September 30, 2018. We have incurred a net loss of $11,692,928 for the fiscal year ended September 30, 2018 and $7,398,988 for the nine-month period ended June 30, 2019. At September 30, 2018, we had cash and cash equivalents of $1,659,564, and $507,146 as of June 30, 2019. We have concluded that these factors raise substantial doubt about our ability to continue as a going concern for one year from the issuance of the financial statements.

In addition, the report from our independent registered public accounting firm for the year ended September 30, 2018 includes an explanatory paragraph stating that our significant losses and need to raise additional funds to meet our obligations and sustain operations raise substantial doubt about our ability to continue as a going concern. We will continue to seek to raise additional working capital through public equity, private equity or debt financings. If we fail to raise additional working capital, or do so on commercially unfavorable terms, it would materially and adversely affect our business, prospects, financial condition and results of operations, and we may be unable to continue as a going concern. Future reports from our independent registered public accounting firm may also contain statements expressing substantial doubt about our ability to continue as a going concern. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms, if at all.

If we are unsuccessful in satisfying Nasdaq’s continued listing requirements on or before December 31, 2019, our securities will be delisted from Nasdaq and we may incur adverse consequences.

Our common stock and publicly traded warrants are listed on The Nasdaq Capital Market under the symbols “APDN” and “APDNW,” respectively. For our common stock and publicly traded warrants to continue to be listed on The Nasdaq Capital Market, we must meet the current continued listing requirements, including the requirements that (1) our stock must maintain a minimum closing bid price of $1.00 (the “Minimum Bid Price Requirement”) pursuant to Nasdaq Listing Rule 5550(a)(2); and (2) we must maintain net income from continuing operations (in the latest fiscal year or two of the three last fiscal years) of at least $500,000, a market value of listed securities of at least $35 million (the “Minimum Value of Listed Securities Requirement”), or stockholders’ equity of at least $2.5 million, pursuant to Nasdaq Listing Rule 5550(b).

On January 29, 2019 and January 30, 2019, we received written notices from the Listing Qualifications Department of Nasdaq notifying us that we are not in compliance with the Minimum Bid Price Requirement as well as the Minimum Value of Listed Securities Requirement, or the alternative standards of Nasdaq Listing Rule 5550(b)(1) or 5550(b)(3) which require a company to have minimum stockholders equity of $2.5 million or for it to have had net income from continuing operations of at least $500,000 in the latest fiscal year or in two of the last three fiscal years.

On July 30, 2019, we received written notice from Nasdaq indicating that, based upon our continued non-compliance with the Minimum Bid Price Requirement and Minimum Value of Listed Securities Requirement, as set forth in Nasdaq Listing Rules 5550(a)(2) and 5550(b)(2), respectively, as of July 29, 2019, the Staff had determined to delist our securities (including our common stock and publicly traded warrants) from The Nasdaq Capital Market unless we timely requested a hearing before the Panel. We requested a hearing before the Panel and the hearing was held on September 19, 2019.

On October 1, 2019, we received written notice from the Panel indicating that the Panel granted our request for the continued listing of our securities on Nasdaq, subject to evidencing compliance on or before December 31, 2019 with all Nasdaq continued listing requirements. During this time, our securities will remain listed and trading on Nasdaq. There can be no assurance that we will be able to regain compliance with the applicable continued listing criteria within the period of time granted by the Panel. To regain compliance with the Minimum Bid Price Requirement, the bid price of our common stock must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive trading days.

If our common stock is delisted by Nasdaq, it could lead to a number of negative implications, including an adverse effect on the price of our common stock, increased volatility in our common stock, reduced liquidity in our common stock, the loss of federal preemption of state securities laws and greater difficulty in obtaining financing. In addition, delisting of our common stock could deter broker-dealers from making a market in or otherwise seeking or generating interest in our common stock, could result in a loss of current or future coverage by certain sell-side analysts and might deter certain institutions and persons from investing in our securities at all. Delisting could also cause a loss of confidence of our customers, collaborators, vendors, suppliers and employees, which could harm our business and future prospects.

If our common stock is delisted by Nasdaq, our common stock may be eligible to trade on the OTC Bulletin Board, OTC-QB or another over-the-counter market. Any such alternative would likely result in it being more difficult for us to raise additional capital through the public or private sale of equity securities and for investors to dispose of or obtain accurate quotations as to the market value of, our common stock. In addition, there can be no assurance that our common stock would be eligible for trading on any such alternative exchange or markets. Moreover, if our common stock is delisted, it may come within the definition of “penny stock” under the Exchange Act, which imposes additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors. For example, we and/or broker-dealers are required to make a special suitability determination for purchases of such securities and must receive a purchaser’s written consent to the transaction prior to any purchase. Additionally, unless exempt, prior to a transaction involving a penny stock, the penny stock rules require the delivery of a disclosure schedule prescribed by the SEC relating to the penny stock market. The broker-dealer must also disclose the commissions payable to the broker-dealer, current quotations for the securities and, if the broker-dealer is the sole market-maker for the security, the fact that they are the sole market-maker and their presumed control over the market. Finally, monthly statements disclosing recent price information on the limited market in penny stocks must be sent to holders of such penny stocks. These requirements may reduce trading activity in the secondary market for our common stock and may impact the ability or willingness of broker-dealers to sell our securities which could limit the ability of stockholders to sell their securities in the public market and limit our ability to attract and retain qualified employees or raise additional capital in the future.

We have not produced significant revenues. This makes it difficult to evaluate our future prospects and increases the risk that we will not be successful.

Our operations since inception have produced limited revenues, and may not produce significant revenues in the near term, or at all, which may harm our ability to obtain additional financing and may require us to reduce or discontinue our operations. If we create significant revenues in the future, we expect to derive most of such revenues from the sale of supply chain security and product authentication solutions. You must consider our business and prospects in light of the risks and difficulties we will encounter as a company operating in a rapidly evolving industry. We may not be able to successfully address these risks and difficulties, which could significantly harm our business, operating results, and financial condition.

We have a history of net losses which may continue, and which may harm our ability to obtain financing and continue our operations.

We incurred net losses of $11.7 million and $12.9 million for the fiscal years ended September 30, 2018 and 2017, respectively, and $7,398,988 and $8,217,645 for the nine-month periods ended June 30, 2019 and 2018, respectively. These net losses have principally been the result of the various costs associated with our selling, general and administrative and research and development expenses as we expanded operations, acquired, developed and validated technologies and expanded marketing activities. Our operations are subject to the risks and competition inherent in a company that moved from the development stage to an operating company. We may not generate sufficient revenues from operations to achieve or sustain profitability on a quarterly, annual or any other basis in the future. Our revenues and profits, if any, will depend upon various factors, including whether our existing products and services or any new products and services we develop will achieve market acceptance. If we continue to incur losses, then our accumulated deficit will continue to increase which may significantly impair our ability to obtain additional financing. As a result, our business, results of operations and financial condition would be significantly harmed, and we may be required to reduce or terminate our operations.

If we are unable to obtain additional financing our business operations may be harmed or discontinued.

Our continuation as a going concern is dependent upon our future revenues and our ability to commercialize more products, obtain additional capital and attain profitable operations. We will require additional funds to complete the continued development and commercialization of our products, product manufacturing, and to fund expected additional losses from operations, until revenues are sufficient to cover our operating expenses. If we are unsuccessful in obtaining any necessary additional financing, we will most likely be forced to reduce or terminate our operations.

Our opportunities in pharmaceuticals and biologics will require substantial additional funding. We may not be successful in our efforts to create a pipeline of product candidates or to develop commercially successful products. If we fail to successfully identify, finance and develop product candidates, our commercial opportunities in pharmaceuticals and biologics may be limited.

We have no pharmaceutical or biologic products approved for commercial sale and have not generated any revenue from pharmaceutical or biologic product sales. Identifying, developing, obtaining regulatory approval and commercializing pharmaceutical and biologic product candidates will require substantial additional funding beyond our current available resources and is prone to the risks of failure inherent in drug or biologic development. Developing product candidates is expensive, and we expect to spend substantial amounts as we fund our early-stage research projects, engage in preclinical development of early-stage programs and, in particular, advance program candidates through preclinical development and clinical trials.

Even if we receive regulatory approval to market any of our product candidates, we cannot assure you that any such product candidate will be successfully commercialized, widely accepted in the marketplace or more effective than other commercially available alternatives.

Investment in pharmaceutical and biologic product development involves significant risk that any product candidate will fail to demonstrate adequate efficacy or an acceptable safety profile, gain regulatory approval, and become commercially viable. We cannot provide any assurance that we will be able to successfully advance any product candidates through the development process or, if approved, successfully commercialize any product candidates.

Even if we are able to generate revenue from the sale of any approved pharmaceutical and biologic products, we may not become profitable and may need to obtain additional funding to continue operations. Our failure to become and remain profitable would decrease the value of our Company and could impair our ability to raise capital, expand our business, maintain our research and development efforts, diversify our pipeline of product candidates or continue our operations, and cause a decline in the value of our common stock, all or any of which may adversely affect our viability.

Our operating results could be adversely affected by a reduction in business with our significant customers.

Our revenue earned from the sale of products and services for the nine month period ended June 30, 2019 and the fiscal year ended September 30, 2018 included an aggregate of 68%, from three customers, and 65% of our total revenues, from four customers, respectively. At June 30, 2019, three customers accounted for 52% of our accounts receivable, and one customer accounted for 82% of our accounts receivable at September 30, 2018. Our revenues earned from sale of products and services for the nine month period ended June 30, 2018 included an aggregate of 59% from three customers of our total revenues. Our revenues earned from sale of products and services for the fiscal year ended September 30, 2017 included an aggregate of 78% from four customers of our total revenues. At September 30, 2017, one customer accounted for 80% of our total accounts receivable. Generally, our customers do not have an obligation to make purchases from us and may stop ordering our products and services or may terminate existing orders or contracts at any time with little or no financial penalty. The loss of any of our significant customers, any substantial decline in sales to these customers, or any significant change in the timing or volume of purchases by our customers could result in lower revenues and could harm our business, financial condition or results of operations.

If our existing products and services are not accepted by potential customers or if we fail to introduce new products and services, our business, results of operations and financial condition will be harmed.

There has been limited market acceptance of our DNA based technology, encapsulation, embedment and authentication products and services to date. Some of the factors that will affect whether we achieve market acceptance of our solutions include:

•	availability, quality and price relative to competitive solutions;
•	customers’ opinions of the solutions’ utility;
•	ease of use;
•	consistency with prior practices;
•	scientists’ opinions of the solutions’ usefulness; and
•	general trends in anti-counterfeit and security solutions’ research.

Our dependence on channel partners exposes us to certain risks that could harm our business, results of operations and financial condition.

Our future growth will depend to a material extent on the successful advocacy of our technology by channel partners to their members and customers, and implementation of our technology in solutions propagated by channel partners and provided by third parties. Our business has relied on the success of business partners. Our continuing success is largely dependent on a new generation of business partners involved in our tagging technology.

If our channel partners are not successful in advocating and deploying our technology, we may not be able to achieve and sustain profitable operations. If other business partners who include our technology in their products or otherwise license our intellectual property for use in their products cease to do so, or we fail to obtain other partners who will incorporate, embed, integrate or bundle our technology, or these partners are unsuccessful in their efforts, expanding deployment of our technology and increasing revenues will be adversely affected. Consequently, our ability to increase revenue could be adversely affected and we may suffer other adverse effects to our business. In addition, if our technology does not perform according to market expectations, our future sales would suffer as customers seek and employ alternative technologies.

Many of our business endeavors can be impeded or frustrated by larger, more influential companies or by standard-setting bodies or institutions downplaying, minimizing or rejecting the value or use of our technology. A negative position by such companies, bodies or institutions, could result in obstacles for us that we would be incapable of overcoming and may block or impede the adoption of our technology. In addition, potential customers may delay or reject initiatives that relate to deployment of our technology. Such a development would make the achievement of our business objectives in this market difficult or impossible.

The expenses or losses associated with lack of widespread market acceptance of our solutions may harm our business, operating results and financial condition.

Rapid technological changes and frequent new product introductions are typical in the markets we serve. Our future success may depend in part on continuous, timely development and introduction of new products that address evolving market requirements. We believe successful new product introductions may provide a significant competitive advantage because customers invest their time in selecting and learning to use new products, and once invested in the new technology, are often reluctant to switch products. To the extent we fail to introduce new and innovative products, we may lose any market share we then have to our competitors, which will be difficult or impossible to regain. Any inability, for technological or other reasons, to successfully develop and introduce new products could reduce our growth rate or damage our business. We may experience delays in the development and introduction of products. We may not keep pace with the rapid rate of change in anti-counterfeiting and security products’ research, and any new products acquired or developed by us may not meet the requirements of the marketplace or achieve market acceptance.

We need to expand our sales, marketing and support organizations and our distribution arrangements to increase market acceptance of our products and services.

We currently have a limited number of sales, marketing, customer service and support personnel and may need to increase our staff to generate a greater volume of sales and to support any new customers or the expanding needs of existing customers. The employment market for sales, marketing, customer service and support personnel in our industry is very competitive, and we may not be able to hire the kind and number of sales, marketing, customer service and support personnel we are targeting. Our inability to hire qualified sales, marketing, customer service and support personnel may harm our business, operating results and financial condition. While we have entered into a limited number of agreements with distributors, we may not be able to sufficiently build out a distribution network or enter into arrangements with qualified distributors on acceptable terms or at all. If we are not able to develop greater distribution capacity, we may not be able to generate sufficient revenue to support our operations.

If we are unable to continue to retain the services of Dr. James A. Hayward, we may not be able to continue our operations.

Our success depends to a significant extent upon the continued service of Dr. James A. Hayward, our Chairman, Chief Executive Officer and President. On July 28, 2016, we entered into an employment agreement with Dr. Hayward. The initial term was from July 1, 2016 through June 30, 2017, with automatic one-year renewal periods. As of June 30, 2019, the employment contract automatically renewed for an additional year. Loss of the services of Dr. Hayward could significantly harm our business, results of operations and financial condition. We do not maintain key-person insurance on the life of Dr. Hayward.

We may have conflicts of interest with our affiliates and related parties, and in the past we have engaged in transactions and entered into agreements with affiliates that were not negotiated at arms’ length.

We have engaged, and may in the future engage, in transactions with affiliates and other related parties. These transactions may not have been, and may not be, on terms as favorable to us as they could have been if obtained from non-affiliated persons. While an effort has been made, and will continue to be made, to enter into transactions with affiliated persons and other related parties at rates and on terms as favorable as would be charged by others, there will always be an inherent conflict of interest between our interests and those of our affiliates and related parties.

In August 2018 and November 2018, we issued an aggregate of $2.2 million in principal amount of secured convertible notes, a majority of which were owned by Dr. James A. Hayward, our Chairman, Chief Executive Officer and President. Dr. Hayward and other directors, officers, and affiliates of the Company converted substantial portions of such August 2018 Notes and November 2018 Notes into common stock of the Company in September 2019. Upon conversion by Dr. Hayward and by our other officers, directors, and affiliates, such individuals gained an increased amount of control over us. We may be adversely impacted if any related party agreement or transaction is made on unfavorable terms.

The markets for our supply chain security and product authentication solutions are very competitive, and we may be unable to continue to compete effectively in these industries in the future.

The principal markets for our offerings are intensely competitive. We compete with many existing suppliers and new competitors continue to enter the market. Many of our competitors, both in the United States and elsewhere, are major pharmaceutical, chemical and biotechnology companies, or have strategic alliances with such companies, and many of them have substantially greater capital resources, marketing experience, research and development staff, and facilities than we do. Any of these companies could succeed in developing products that are more effective than the products that we have or may develop and may be more successful than us in producing and marketing their existing products. Some of our competitors that operate in the anti-counterfeiting and fraud prevention markets include: 3DTL Inc., AlpVision Sa, Authentix Inc., Brandwatch Technologies, Chromologic LLC, Collectors Universe Inc., DataDot Technology, De La Rue Plc., Digimarc Corp., DNA Technologies, Inc., FractureCode Corporation, Haelixa, ICA Bremen GmbH, Ipsidy Inc., IEHCorporationInformium AG, Eastman Kodak Company, IDEMIA, opSec Security Group plc., MicroTag Temed Ltd., Nanotech Security Corp., Nokomis, Inc., Oritain Global Limited, Prooftag SAS, SafeTraces Inc., Selectamark Security Systems plc, Spectra Systems Corp., SmartWater Technology, Inc., Sun Chemical Corp, TraceTag International, TruTag Technologies Inc., Tailorlux gmbH and YottaMark Inc.

We expect this competition to continue and intensify in the future. Competition in our markets is primarily driven by:

•	product performance, features and liability;
•	price;
•	timing of product introductions;
•	ability to develop, maintain and protect proprietary products and technologies;
•	sales and distribution capabilities;
•	technical support and service;
•	brand loyalty;
•	applications support; and
•	breadth of product line.

If a competitor develops superior technology or cost-effective alternatives to our products, our business, financial condition and results of operations could be significantly harmed.

Revenues from our customer contracts with respect to cotton will be seasonal and may also be subject to weather conditions and other factors beyond our control, which may cause our operating results to fluctuate significantly quarterly and annually.

A significant proportion of our revenues is expected to be derived from customer contracts for tagging, authentications and other services related to cotton. The cotton ginning season in the United States takes place between September and March each year. Therefore, revenues from our customer contracts relating to cotton may be seasonal and recognized primarily during our first and fourth fiscal quarters, which may cause our operating results to fluctuate significantly quarterly and annually. Additionally, weather and climatic conditions, natural disasters and other factors beyond our control also affect the production and sale of cotton and other agricultural commodities to which our customer contracts may relate, as well as our customers’ or prospective customers’ decisions regarding purchases of our products and services, and may cause our operating results to fluctuate significantly quarterly and annually. The seasonal fluctuations in operating results described above may cause a decline in the price of our common stock.

Fluctuations in quarterly results may cause a decline in the price of our common stock.

Our revenues and profitability are difficult to predict due to the nature of the markets in which we compete, fluctuating user demand, the uncertainty of current and future global economic conditions, and for many other reasons, including that our operating results are highly dependent on the volume and timing of orders received during a quarter, which are difficult to forecast. Customers generally order on an as-needed basis and we typically do not obtain firm, long-term purchase commitments from our customers. The quarterly fluctuations in operating results described above may cause a decline in the price of our common stock.

Shifting enforcement priorities of U.S. federal laws relating to cannabis may create uncertainties for our business.

We are currently developing supply chain solutions for the cannabis industry. These solutions are intended to verify the authenticity, origin and provenance of cannabis. Cannabis is a Schedule I substance as defined under U.S. federal law, and its possession and use is generally not permitted under U.S. federal law, although a number of individual states have enacted state laws to authorize possession, sale and use of cannabis for medical purposes, and in some states for recreational purposes. Our solutions will be utilized in those U.S. states where cannabis possession, sale and/or use is legal under state law. While our cannabis supply chain solutions are distinct from cannabis itself, our cannabis supply chain business and related revenue may nevertheless be adversely impacted by such laws at the federal and/or state level in the United States, or potentially in foreign jurisdictions. It is possible that such laws may result in our cannabis supply chain business having no revenues or may subject us to increased risk of litigation.

Pharmaceutical and biologic-related revenue is generally dependent on regulatory approval, oversight and compliance.

All of our pharmaceutical and biologic product candidates will require significant preclinical and clinical development before we can seek regulatory approval for them and launch a product commercially. The sale and use of our products and services in the pharmaceutical and biologic markets will generally be subject to regulatory approval and oversight, potentially including approval and/or oversight in various foreign jurisdictions. In addition, our pharmaceutical and biologic products and services may be incorporated into products that cannot be marketed in the United States or in many other jurisdictions without approval by the U.S. Food and Drug Administration (“FDA”) or comparable agencies of other countries or regions. Obtaining such regulatory approvals is costly, time-consuming, uncertain, and subject to unanticipated delays. When, if ever, such approvals will be obtained is unknown. Our revenue in the pharmaceutical and biologic markets is highly dependent upon obtaining such approval.

Federal agencies, including the FDA and Federal Trade Commission (“FTC”), as well as state, local, and foreign authorities, also exercise ongoing review and control of the manufacturing, packaging, labeling, advertising, sale, distribution, and monitoring of pharmaceutical and biologic products. If our pharmaceutical or biologic product candidates or pharmaceutical or biologic products incorporating our products are ever approved, failure to comply with any of these regulations or other requirements could also have an adverse effect on our revenue in the pharmaceutical and biologic markets.

Pharmaceutical and biologic-related revenue will be highly dependent on our collaborators’ and customers’ success in obtaining regulatory approval and commercializing their products.

Some of our products in the pharmaceutical and biologic market will be incorporated into products that are subject to comprehensive regulation by the FDA and other regulatory agencies in the United States and by comparable authorities in other countries. In the United States, to obtain approval from the FDA to market any future pharmaceutical or biologic product that incorporates our technology, our collaborators or customers will be required to submit a New Drug Application (“NDA”) or Biologics Licensing Application (“BLA”). Ordinarily, the FDA requires a company to support an NDA or BLA with substantial evidence of the product candidate’s safety and efficacy in treating the targeted indication based on data derived from adequate and well-controlled clinical trials, including Phase III safety and efficacy trials conducted in patients with the disease or condition being targeted. The process of obtaining such regulatory approvals is expensive, often takes many years if approval is obtained at all, and can vary substantially based upon the type, complexity and novelty of the product candidate involved. Changes in the regulatory approval process during the development period, changes in or the enactment of additional statutes or regulations, or changes in the regulatory review process may cause delays in the approval or rejection of an application. There is no guarantee that our collaborators and customers will ever be successful in obtaining regulatory approval for any product that incorporates our products or technology. Even if regulatory approval is received, the manufacturing processes, post approval clinical data, labeling, advertising and promotional activities for any such product will be subject to continual requirements of and review by the FDA and other regulatory bodies. Our business may be materially harmed by our collaborators’ and customers’ inability to obtain or maintain regulatory approvals for their products.

In addition, we will be dependent on, and have no control over, consumer demand for the products into which our products are incorporated. Consumer demand for our collaborators’ and customers’ products could be adversely affected by, among other things, delays in health regulatory approval, the loss of patent and other intellectual property rights protection, the emergence of competing products, including generic drugs or biosimilars, the degree to which private and government drug plans subsidize payment for a particular product and changes in the marketing strategies for such products. The healthcare industry has changed significantly over time, and we expect the industry to continue to evolve. Some of these changes may have a material adverse effect on our collaborators and customers and thus may have a material adverse effect on our business. If the products into which our products are incorporated do not gain market acceptance, our revenues and profitability may be adversely affected.

Pharmaceutical and biologic products are highly complex, and if we or our collaborators and customers are unable to provide quality and timely offerings to our respective customers, our business could suffer.

The process of manufacturing pharmaceutical and biologics and their components is complex, highly-regulated and subject to multiple risks.

Manufacturing biologics is highly susceptible to product loss due to contamination, equipment failure, improper installation or operation of equipment, vendor or operator error, inconsistency in yields, variability in product characteristics and difficulties in scaling the production process. Even minor deviations from normal manufacturing processes could result in reduced production yields, product defects and other supply disruptions.

Our ability to generate revenue in the pharmaceutical and biologic market depends on our ability to manufacture products that meet exacting quality and safety standards. If we are unable to manufacture these products to the required levels, it could have an adverse effect on our business, financial condition, and results of operations and may subject us to regulatory actions, including product recalls, product seizures, injunctions to halt manufacture or distribution, restrictions on our operations, or civil sanctions, including monetary sanctions and criminal actions. In addition, we could be subject to costly litigation, including claims from our collaborators and customers for reimbursement for the cost of our products or other related losses, the cost of which could be significant.

Our business also depends on the ability of our collaborators and customers to manufacture the pharmaceutical or biologic products that incorporate our products. If the FDA determines that our collaborators and customers are not in compliance with FDA laws and regulations, including those governing cGMP regulations, the FDA may deny NDA or BLA approval until the deficiencies are corrected. Even if our collaborators or customers obtain regulatory approval for any of their product candidates, there is no assurance that they will be able to manufacture the approved product to specifications acceptable to the FDA or other regulatory authorities, to produce it in sufficient quantities to meet the requirements for the potential launch of the product or to meet potential future demand. If our collaborators or customers are unable to produce sufficient quantities for clinical trials or for commercialization, commercialization efforts would be impaired, which would have an adverse effect on our business, financial condition, results of operations and growth prospects.

Pharmaceutical and biologic-related revenue will be dependent on our collaborators’ and customers’ demand for our manufacturing services.

The amount of customer spending on biologic development and manufacturing will have an impact on our sales and profitability in the pharmaceutical and biologic market. Our collaborators and customers determine the amounts that they will spend based upon, among other things, available resources, access to capital, and their need to develop new products, which, in turn, are dependent upon a number of factors, including their competitors’ research, development and product initiatives and the anticipated market uptake, and clinical and reimbursement scenarios for specific products and therapeutic areas. Consolidation in the pharmaceutical and biologic industry may impact such spending as customers integrate acquired operations, including R&D departments and manufacturing operations. Any reduction in spending on pharmaceutical and biotechnology development and related services as a result of these and other factors could have a material adverse effect on our business, results of operations and financial condition.

The markets for our drug and biologic candidates and linear DNA are very competitive, and we may be unable to continue to compete effectively in these industries in the future.

The principal markets for our drug and biologic candidates and linear DNA are intensely competitive. We compete with many existing suppliers and new competitors continue to enter the market. Many of our competitors, both in the United States and elsewhere, are major pharmaceutical, chemical and biotechnology companies, or have strategic alliances with such companies, and many of them have substantially greater capital resources, marketing experience, research and development staff, and facilities than we do. Any of these companies could succeed in developing products that are more effective than the product candidates that we have or may develop and may be more successful than us in producing and marketing their existing products. Some of our competitors that operate in the drugs, biologics and DNA manufacturing markets include: Intrexon Corp., Aldervron, LLC, Cobra Biologics, Limited, Integrated DNA Technologies, Inc., Ziopharm Oncology, Inc., MaxCyte Inc., Touchlight Genetics Ltd., Novartis AG, Kite Pharma, Inc. and Juno Therapeutics, Inc.

We expect this competition to continue and intensify in the future. Our competitors also compete with us in recruiting and retaining qualified scientific and management personnel, as well as in acquiring technologies complementary to, or necessary for, our programs. Our commercial opportunities could be reduced or eliminated if our competitors develop and commercialize drug and biologic candidates or linear DNA that are safer, more effective, have fewer or less severe side effects, are more convenient, or are less expensive than any drug and biologic candidates and linear DNA that we may develop. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. Additionally, drug and biologic candidates and linear DNA developed by our competitors may render our potential drug and biologic candidates and linear DNA uneconomical or obsolete, and we may not be successful in marketing any drug and biologic candidates and linear DNA we may develop against competitors.

If any of these risks occur, our business, financial condition and results of operations could be significantly harmed.

Our research and development efforts for new products may be unsuccessful.

We incur research and development expenses to develop new products and technologies in an effort to maintain our competitive position in a market characterized by rapid rates of technological advancement. Our research and development efforts are subject to unanticipated delays, expenses and technical problems. There can be no assurance that any of these products or technologies will be successfully developed or that, if developed, will be commercially successful. In the event that we are unable to develop commercialized products from our research and development efforts or we are unable or unwilling to allocate amounts beyond our currently anticipated research and development investment, we could lose our entire investment in these new products and technologies. Any failure to translate research and development expenditures into successful new product introduction could have an adverse effect on our business.

In addition, research, development, and commercialization of pharmaceutical and biologic products is inherently risky. We cannot give any assurance that any of our pharmaceutical and biologic product candidates will receive regulatory approval, which is necessary before they can be commercialized.

Other risks include:

•	Our preclinical programs may experience delays or may never advance to clinical trials, which would adversely affect our ability to obtain regulatory approvals or commercialize these programs on a timely basis or at all, which would have an adverse effect on our business.
•	We have no history of commercializing pharmaceutical products, which may make it difficult to evaluate the prospects for our future viability.
•	If the FDA rejects an Investigational New Drug Application (“IND”) submitted by us or places us on clinical hold, we will not be able to commence a Phase 1 clinical trial in the U.S., which would likely have a material adverse effect on us.
•	We have never dosed any of our product candidates in humans. Our clinical trials may reveal significant adverse events, toxicities or other side effects not seen in our preclinical studies and may result in a safety profile that could inhibit regulatory approval or market acceptance of any of our product candidates.
•	Positive results from early preclinical studies of our product candidates are not necessarily predictive of the results of later preclinical studies and any future clinical trials of our product candidates. If we cannot show positive results or replicate any positive results from our earlier preclinical studies of our product candidates in our later preclinical studies and future clinical trials, we may be unable to successfully develop, obtain regulatory approval for and commercialize our product candidates.
•	We may not be successful in our efforts to create a pipeline of product candidates or to develop commercially successful products. If we fail to successfully identify and develop additional product candidates, our commercial opportunity may be limited.
•	If we receive authorization to conduct our clinical trials, we may encounter substantial delays in our clinical trials, or may not be able to conduct or complete our clinical trials on the timelines we expect, if at all.
•	We may encounter difficulties enrolling patients in our clinical trials, and our clinical development activities could thereby be delayed or otherwise adversely affected.
•	Our clinical trials may fail to demonstrate substantial evidence of the safety and efficacy of our product candidates, which would prevent, delay or limit the scope of regulatory approval and commercialization.
•	Clinical development is a lengthy and expensive process with an uncertain outcome, and failure can occur at any stage of clinical development. If we are unable to design, conduct and complete our clinical trials successfully, our product candidates will not be able to receive regulatory approval.
•	We face significant competition in an environment of rapid technological and scientific change, and there is a possibility that our competitors may achieve regulatory approval before us or develop therapies that are safer, more advanced or more effective than ours, which may negatively impact our ability to successfully market or commercialize any product candidates we may develop and ultimately harm our financial condition.

•	The manufacture of our product candidates is complex and difficulties may be encountered in production. If such difficulties are encountered or failure to meet regulatory standards occurs, our ability to provide supply of our product candidates for clinical trials or our products for patients, if approved, could be delayed or stopped, or we may be unable to maintain a commercially viable cost structure.
•	If, in the future, we are unable to establish sales and marketing capabilities or enter into agreements with third parties to sell and market any product candidates we may develop, we may not be successful in commercializing those product candidates if and when they are approved.
•	Even if any product candidates we develop receive marketing approval, they may fail to achieve the degree of market acceptance by physicians, patients, healthcare payors, and others in the medical community necessary for commercial success.
•	Even if we are able to commercialize any product candidates, such products may become subject to unfavorable pricing regulations, third party reimbursement practices, or healthcare reform initiatives, which would harm our business.

Failure to license new technologies could impair sales of our existing products or any new product development we undertake in the future.

To generate broad product lines, it is advantageous to sometimes license technologies from third parties rather than depend exclusively on the development efforts of our own employees. As a result, we believe our ability to license new technologies from third parties may be important to our ability to offer new products. In addition, from time to time we are notified of, or become aware of patents held by third parties that are related to technologies we are selling or may sell in the future. After a review of these patents, we may decide to seek a license for these technologies from these third parties. There can be no assurance that we will be able to successfully identify new technologies developed by others. Even if we are able to identify new technologies of interest, we may not be able to negotiate a license on favorable terms, or at all.

Our failure to manage our growth in operations and acquisitions of new product lines and new businesses could harm our business.

The recent growth in our operations could place a significant strain on our current management resources. To manage such growth, we may need to improve our:

•	operations and financial systems;
•	procedures and controls; and
•	training and management of our employees.

Our future growth, if any, may be attributable to acquisitions of new product lines and new businesses. Future acquisitions, if successfully consummated, would likely create increased working capital requirements, which would likely precede by several months any material contribution of an acquisition to our net income. Our failure to manage growth or future acquisitions successfully could seriously harm our operating results. Also, acquisition costs could cause our operating results to vary significantly from quarter to quarter. Furthermore, our stockholders would be diluted if we financed the acquisitions by incurring convertible debt or issuing securities.

If we explore or engage in future business combinations or other transactions, we may be subject to various uncertainties and risks.

From time-to-time, unrelated third-parties may approach us about potential transactions, including business combinations. As such, to date, we have not entered into any agreements related to any business combination. While we may explore such opportunities when they arise, we could not pursue any proposed business combination or other transaction unless our board of directors first has determined that doing so would be in our and our stockholders’ interest. There can be no assurance that we will negotiate acceptable terms, enter into binding agreements or successfully consummate any business combination or other transaction with this private company or any other third parties.

We cannot currently predict the effects a future, potential business combination or other transaction would have on holders of our common stock, the pre-funded warrants, or common warrants, or any of our other securities. There are various uncertainties and risks relating to our evaluation and negotiation of possible business combination or other transactions, our ability to consummate such transactions and the consummation of such transactions, including:

•	evaluation and negotiation of a proposed transaction may distract management from focusing our time and resources on execution of our operating plan, which could have a material adverse effect on our operating results and business;

•	the process of evaluating proposed transactions may be time consuming and expensive and may result in the loss of business opportunities;

•	perceived uncertainties as to our future direction may result in increased difficulties in retaining key employees and recruiting new employees, particularly senior management;

•	even if our board of directors negotiates a definitive agreement, successful integration or execution of a business combination or other transaction will be subject to additional risks;

•	the current market price of our common stock may reflect a market assumption that a transaction will occur, and during the period in which we are considering a transaction, the market price of our common stock could be highly volatile;

•	a failure to complete a transaction could result in a negative perception by our investors generally and could cause a decline in the market price of our common stock, as well as lead to greater volatility in the market price of our common stock, all of which could adversely affect our ability to access the equity and financial markets, as well as our ability to explore and enter into different strategic alternatives;

•	expected benefits may not be successfully achieved;

•	such transactions may increase our operating expenses and cash requirements, cause us to assume or incur indebtedness or contingent liabilities, make it difficult to retain management and key personnel; and

•	dilution of our existing stockholders if such transaction involves our issuing dilutive securities.

A percentage of our sales occur outside of the U.S. As a result, we are subject to the economic, political, regulatory, legal, operational and other risks of international operations, which could adversely impact our businesses in many ways.

For the three and nine months ended June 30, 2019, 72% and 60%, respectively, of our revenue was from customers located outside of the U.S. For fiscal 2018 and 2017, 45% and 27%, respectively, of our revenue was from customers located outside of the U.S. We believe that the revenue from the sale of our products and services outside the U.S. will continue to grow in the near future. We intend to expand our international operations to the extent that suitable opportunities become available. Our foreign operations and sales could be adversely affected as a result of:

•	nationalization of private enterprises and assets;
•	political or economic instability in certain countries and regions;
•	differences in foreign laws, including increased difficulties in protecting intellectual property and uncertainty in enforcement of contract rights;

•	the possibility that foreign governments may adopt regulations or take other actions that could directly or indirectly harm our business and growth strategy;
•	credit risks;
•	currency fluctuations;
•	tariff and tax increases;
•	export and import restrictions and restrictive regulations of foreign governments;
•	shipping products during times of crisis or wars; and
•	other risks inherent in foreign operations.

In addition, as a U.S. company, we are required to comply with the economic sanctions and embargo programs administered by Office of Foreign Assets Control and similar multi-national bodies and governmental agencies worldwide, and the Foreign Corrupt Practices Act (“FCPA”). A violation of a sanction or embargo program or of the FCPA or similar laws prohibiting certain payments to governmental officials, such as the U.K. Bribery Act, could subject us, and individual employees, to a regulatory enforcement action as well as significant civil and criminal penalties which could adversely impact our business and operations.

Failure to attract and retain qualified scientific, production and managerial personnel could harm our business.

Recruiting and retaining qualified scientific and production personnel to perform and manage prototype, sample, and product manufacturing and business development personnel to conduct business development are critical to our success. In addition, our desired growth and expansion into areas and activities requiring additional expertise, such as clinical testing, government approvals, production, sales and marketing will require the addition of new management personnel and the development of additional expertise by existing management personnel. Because our industry is very competitive, we face significant challenges in attracting and retaining a qualified personnel base. Although we believe we have been, and will continue to be, able to attract and retain these personnel, we cannot assure you that we will continue to be able to successfully attract qualified personnel in the future. The failure to attract and retain these personnel or, alternatively, to develop this expertise internally would harm our business since our ability to conduct business development and manufacturing would be reduced or eliminated, resulting in lower revenues. We generally do not enter into employment agreements requiring our employees to continue in our employment for any period of time, with the exception of Dr. James A. Hayward, our Chairman, Chief Executive Officer and President. See “If we are unable to continue to retain the services of Dr. James A. Hayward, we may not be able to continue our operations” above.

Our intellectual property rights are valuable, and any inability to protect them could reduce the value of our products, services and brand.

Our patents, trademarks, trade secrets, copyrights and all of our other intellectual property rights are important assets for us. There are events that are outside of our control that pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed. The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results. Although we seek to obtain patent protection for our innovations, it is possible we may not be able to protect some of these innovations. Given the costs of obtaining patent protection, we may choose not to protect certain innovations that later turn out to be important. There is always the possibility that the scope of the protection gained from one of our issued patents will be insufficient or deemed invalid or unenforceable. We also seek to maintain certain intellectual property as trade secrets. The secrecy could be compromised by third parties, or intentionally or accidentally by our employees, which would cause us to lose the competitive advantage resulting from these trade secrets.

Intellectual property litigation could harm our business, financial condition and results of operations.

Litigation regarding patents and other intellectual property rights is extensive in the drug and biotechnology industry. In the event of an intellectual property dispute, we may be forced to litigate. This litigation could involve proceedings instituted by the U.S. Patent and Trademark Office or the International Trade Commission, as well as proceedings brought directly by affected third parties. Intellectual property litigation can be extremely expensive, and these expenses, as well as the consequences should we not prevail, could seriously harm our business.

If a third party claims an intellectual property right to technology we use, we might need to discontinue an important product or product line, alter our products and processes, pay license fees or cease our affected business activities. Although we might under these circumstances attempt to obtain a license to this intellectual property, we may not be able to do so on favorable terms, or at all. Furthermore, a third party may claim that we are using inventions covered by the third party’s patent rights and may go to court to stop us from engaging in our normal operations and activities, including making or selling our products. These lawsuits are costly and could affect our results of operations and divert the attention of managerial and technical personnel. A court may decide that we are infringing the third party’s patents and would order us to stop the activities covered by the patents. In addition, a court may order us to pay the other party damages for having violated the other party’s patents. The drug and biotechnology industry has produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we are sued for patent infringement, we would need to demonstrate that our products or methods of use either do not infringe the patent claims of the relevant patent and/or that the patent claims are invalid, and we may not be able to do this. Proving invalidity, in particular, is difficult since it requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents.

Because some patent applications in the United States may be maintained in secrecy until the patents are issued, because patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing, and because publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our or our licensor’s issued patents or pending applications or that we or our licensors were the first to invent the technology. During the ordinary course of our business, we do not conduct “prior art” searches before filing a patent application. Our competitors may have filed, and may in the future file, patent applications covering technology similar to ours. Any such patent application may have priority over our or our licensors’ patent applications and could further require us to obtain rights to issued patents covering such technologies. If another party has filed a United States patent application on inventions similar to ours, we may have to participate in an interference proceeding declared by the U.S. Patent and Trademark Office to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful, resulting in a loss of our United States patent position with respect to such inventions.

Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

Accidents related to hazardous materials could adversely affect our business.

Some of our operations require the controlled use of hazardous materials for chemical reactions and synthesis. These materials are common to molecular/biological/chemical laboratories and require no special handling or regulation. Although we believe our safety procedures comply with the standards prescribed by federal, state, local and foreign regulations, the risk of accidental contamination of property or injury to individuals from these materials cannot be completely eliminated. In the event of an accident, we could be liable for any damages that result, which could seriously damage our business and results of operations.

Potential product liability claims could affect our earnings and financial condition.

We face a potential risk of liability claims based on our products and services. Though we have product liability insurance coverage which we believe is adequate, we may not be able to maintain this insurance at reasonable cost and on reasonable terms. We also cannot assure that this insurance will be adequate to protect us against a product liability claim, should one arise. In the event that a product liability claim is successfully brought against us, it could result in a significant decrease in our liquidity or assets, which could result in the reduction or termination of our business. A successful product liability claim or series of claims brought against us could cause our stock price to decline, and, if judgments exceed our insurance coverage, could adversely affect our results of operations, prospects, and business. Product liability claims may result in impairment of our business reputation and other losses.

Litigation generally could affect our financial condition and results of operations.

We generally may be subject to claims made by and required to respond to litigation brought by customers, former employees, former officers and directors, former distributors and sales representatives, former consultants and vendors and service providers. We have faced such claims and litigation in the past and we cannot assure you that we will not be subject to claims in the future. In the event that a claim is successfully brought against us, considering our lack of material revenue and the losses our business has incurred for the period from our inception to June 30, 2019, this could result in a significant decrease in our liquidity or assets, which could result in the reduction or termination of our business.

Business disruptions could seriously harm our future revenue and financial condition and increase our costs and expenses.

Our operations could be subject to earthquakes, power shortages, telecommunications failures, cyber-attacks or other vulnerabilities in our computer systems, terrorism, water shortages, tsunamis, floods, hurricanes, typhoons, fires, extreme weather conditions, medical epidemics, political or economic instability, and other natural or manmade disasters or business interruptions. The occurrence of any of these business disruptions could seriously harm our revenue and financial condition and increase our costs and expenses.

General economic conditions may adversely affect our business, operating results and financial condition.

A general weakening or decline in the global economy or a period of economic slowdown may have serious negative consequences for our business and operating results. Since our customers incorporate our products into a variety of consumer goods, the demand for our products is subject to worldwide economic conditions and their impact on levels of consumer spending. Some of the factors affecting consumer spending include general economic conditions, unemployment, consumer debt, reductions in net worth, residential real estate and mortgage markets, taxation, energy prices, interest rates, consumer confidence and other macroeconomic factors. During periods of economic weakness or uncertainty, demand for consumer goods incorporating our products may weaken, and current or potential customers may defer purchases of our products.

A cybersecurity incident and other technology disruptions could negatively affect our business and our relationships with customers.

We use technology in substantially all aspects of our business operations. The widespread use of technology, including mobile devices, cloud computing, and the internet, give rise to cybersecurity risks, including security breach, espionage, system disruption, theft and inadvertent release of information. Our business involves the storage and transmission of numerous classes of sensitive and/or confidential information and intellectual property, including information relating to customers and suppliers, private information about employees, and financial and strategic information about us and our business partners. If we fail to effectively assess and identify cybersecurity risks associated with the use of technology in our business operations, we may become increasingly vulnerable to such risks. Additionally, while we have implemented measures to prevent security breaches and cyber incidents, our preventative measures and incident response efforts may not be entirely effective. The theft, destruction, loss, misappropriation, or release of sensitive and/or confidential information or intellectual property, or interference with our information technology systems or the technology systems of third parties on which we rely, could result in business disruption, negative publicity, brand damage, violation of privacy laws, loss of customers, potential liability and competitive disadvantage.

Risks Related to Our Reverse Stock Split:

We effected a reverse stock split on Friday, November 1, 2019 which may adversely impact the market price of our common stock.

On October 31, 2019, our stockholders approved a reverse stock split of our outstanding common stock at a ratio in the range from one-for-fifteen to one-for-fifty shares. Subsequently, on October 31, 2019, our board of directors approved a ratio of one-for-forty shares, which was effected on November 1, 2019. The effect of the reverse stock split upon the market price of our common stock cannot be predicted with certainty and there is no assurance that our common stock will trade at a price consistent with such reverse stock split. Accordingly, it is possible that the market price of our common stock following the reverse stock split will decline, possibly more than would occur in the absence of a reverse stock split.

The reverse stock split may not result in an increase in the market price of our common stock and, as a result we may not satisfy Nasdaq’s Minimum Bid Price Requirement.

In order to maintain our listing on Nasdaq, our common stock must, among other requirements, satisfy the Minimum Bid Price Requirement. To regain compliance with the Minimum Bid Price Requirement, the bid price of our common stock must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive trading days. With approval of our stockholders, our board of directors decided to effect a reverse stock split in order to satisfy the Minimum Bid Price Requirement. However, it is possible that the market price of our common stock following the reverse stock split will not increase sufficiently for us to remain at the level required for continuing compliance with the Minimum Bid Price Requirement. Even if the reverse stock split achieves the requisite increase in the market price of our common stock to be in compliance with the Minimum Bid Price Requirement, there can be no assurance that the market price of our common stock following the reverse stock split will remain at the level required for continuing compliance with the Minimum Bid Price Requirement and we may still be delisted.

The reverse stock split may decrease the liquidity of the shares of our common stock and the resulting market price of our common stock may not attract or satisfy the investing requirements of new investors, including institutional investors.

The liquidity of the shares of our common stock may be affected adversely by the reverse stock split given the reduced number of shares outstanding following the reverse stock split. Additionally, the reverse stock split may increase the number of shareholders who own odd lots (less than 100 shares) of our common stock, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty affecting such sales. Moreover, there can be no assurance that the reverse stock split will result in a share price that will attract new investors, including institutional investors, and there can be no assurance that the market price of our common stock will satisfy the investing requirements of these investors. Consequently, the trading liquidity of our common stock may not necessarily improve as a result of the reverse stock split.

The effective increase in the number of shares of our common stock available for issuance as a result of our reverse stock split could result in further dilution to our existing stockholders and have anti-takeover implications.

The reverse stock split alone had no effect on our authorized capital stock, and the total number of authorized shares remains the same as before the reverse stock split. The reverse stock split of our issued and outstanding shares was effected, increasing the number of shares of our common stock (or securities convertible or exchangeable for our common stock) available for issuance. The additional available shares are available for issuance from time to time at the discretion of the Company’s board of directors when opportunities arise, without further stockholder action or the related delays and expenses, except as may be required for a particular transaction by law, the rules of any exchange on which our securities may then be listed, or other agreements or restrictions (including rights of first refusal, pursuant to the terms of certain of our outstanding secured convertible notes and as contemplated if a certain existing holder of our secured convertible notes participates in this offering). Any issuance of additional shares of our common stock would increase the number of outstanding shares of our common stock and (unless such issuance was pro-rata among existing stockholders) the percentage ownership of existing stockholders would be diluted accordingly. In addition, any such issuance of additional shares of our common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of our common stock.

Additionally, the effective increase in the number of authorized shares could, under certain circumstances, have anti-takeover implications. For example, the additional shares of common stock that have become available for issuance could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or our management. Although our reverse stock split is prompted by other considerations and not by the threat of any hostile takeover attempt, stockholders should be aware that our reverse stock split could facilitate future efforts by us to deter or prevent changes in control, including transactions in which our stockholders might otherwise receive a premium for their shares over then-current market prices.

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Risks Related to Regulatory Approval of Our Pharmaceutical and Biotherapeutic Product Candidates and Other Legal Compliance Matters:

The regulatory approval processes of the FDA and comparable foreign regulatory authorities are lengthy, time consuming, and inherently unpredictable. If we are ultimately unable to obtain regulatory approval for our product candidates, we will be unable to generate product revenue and our business will be substantially harmed.

The time required to obtain approval by the FDA and comparable foreign regulatory authorities is unpredictable, typically takes many years following the commencement of clinical trials, and depends upon numerous factors, including the type, complexity and novelty of the product candidates involved. In addition, approval policies, regulations, or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that our data are insufficient for approval and require additional preclinical, clinical or other studies. We have not submitted for, or obtained regulatory approval for any product candidate, and it is possible that none of our existing product candidates or any product candidates we may seek to develop in the future will ever obtain regulatory approval. Applications for our product candidates could fail to receive regulatory approval for a variety of reasons. This lengthy approval process, as well as the unpredictability of the results of clinical trials, may result in our failing to obtain regulatory approval to market any of our product candidates, which would significantly harm our business, results of operations, and prospects.

Our product candidates may cause undesirable side effects or have other properties that could halt their clinical development, prevent their regulatory approval, limit their commercial potential, or result in significant negative consequences.

Adverse events or other undesirable side effects caused by our product candidates could cause us or regulatory authorities to interrupt, delay, or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by regulatory authorities. Side effects related to a drug or biologic could affect patient recruitment, the ability of enrolled patients to complete the study, and/or result in potential product liability claims.

Additionally, if one or more of our product candidates receives marketing approval, and we or others later identify undesirable side effects or adverse events caused by such products, a number of potentially significant negative consequences could result. Regulatory authorities may withdraw approvals of such product or impose restrictions on distribution. They may require additional warnings or contraindications on the product label that could diminish the usage or otherwise limit the commercial success of the product. We may be required to change the way the product is administered, conduct additional clinical trials or post-approval studies. We may be forced to suspend marketing of the product or required to create a Risk Evaluation and Mitigation Strategy (“REMS”). In addition, our reputation may suffer. Any of these events could prevent us from achieving or maintaining market acceptance of the particular product candidate, if approved, and could significantly harm our business, results of operations, and prospects.

Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not mean that we will be successful in obtaining regulatory approval of our product candidates in other jurisdictions.

Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not guarantee that we will be able to obtain or maintain regulatory approval in any other jurisdiction, but a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from those in the United States, including additional preclinical studies or clinical trials as clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our products is also subject to approval. There could be significant delays, difficulties and costs for us and could delay or prevent the introduction of our products in certain countries. Failure to comply with the regulatory requirements in international markets or failure to receive applicable marketing approvals could reduce our target market and harm our ability to realize the full market potential of our product candidates.

Even if we obtain regulatory approval for a product candidate, our products will remain subject to extensive regulatory scrutiny.

If any of our product candidates are approved, they will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping, conduct of post-marketing studies, and submission of safety, efficacy, and other post-market information, including both federal and state requirements in the United States and requirements of comparable foreign regulatory authorities. Ongoing regulatory requirements include ensuring that quality control and manufacturing and production procedures conform to cGMP regulations, and we will be subject to continual review and inspections to assess compliance with cGMP regulations and adherence to commitments made in any regulatory filings. Accordingly, we and others with whom we work must continue to expend time, money, and effort in all areas of regulatory compliance.

Any regulatory approvals that we receive for our product candidates will be subject to limitations on the approved indicated uses for which the product may be marketed and promoted or to the conditions of approval (including the requirement to implement a REMS), or contain requirements for potentially costly post-marketing testing. We will be required to report certain adverse reactions and production problems, if any, to the FDA and comparable foreign regulatory authorities. Any new legislation addressing drug or biologic safety issues could result in delays in product development or commercialization, or increased costs to assure compliance. The FDA and other agencies, including the Department of Justice, closely regulate and monitor the post-approval marketing and promotion of products to ensure that they are manufactured, marketed and distributed only for the approved indications and in accordance with the provisions of the approved labeling. We will have to comply with requirements concerning advertising and promotion for our products. Promotional communications with respect to prescription drugs and biologics are subject to a variety of legal and regulatory restrictions and must be consistent with the information in the product’s approved label. As such, we may not promote our products for indications or uses for which they do not have approval. The holder of an approved NDA must submit new or supplemental applications and obtain approval for certain changes to the approved product, product labeling, or manufacturing process. We could also be asked to conduct post-marketing clinical trials to verify the safety and efficacy of our products in general or in specific patient subsets. If original marketing approval was obtained via the accelerated approval pathway, we could be required to conduct a successful post-marketing clinical trial to confirm clinical benefit for our products. An unsuccessful post-marketing study or failure to complete such a study could result in the withdrawal of marketing approval.

If a regulatory agency discovers previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured, or disagrees with the promotion, marketing or labeling of a product, such regulatory agency may impose restrictions on that product or us, including, but not limited to, requiring withdrawal or recall of the product from the market, imposing civil or criminal penalties, and imposing restrictions on our operations. Any government investigation of alleged violations of law could require us to expend significant time and resources in response, and could generate negative publicity. Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our ability to commercialize and generate revenue from our products. If regulatory sanctions are applied or if regulatory approval is withdrawn, the value of our Company and our operating results will be adversely affected.

In addition, the FDA’s regulations, policies or guidance may change and new or additional statutes or government regulations in the United States and other jurisdictions may be enacted that could further restrict or regulate post-approval activities. We cannot predict the likelihood, nature or extent of adverse government regulation that may arise from pending or future legislation or administrative action. If we are not able to achieve and maintain regulatory compliance, we may not be permitted to market our products and/or product candidates, which would adversely affect our ability to generate revenue and achieve or maintain profitability.

Healthcare legislative measures aimed at reducing healthcare costs may have a material adverse effect on our business and results of operations.

Third party payors are developing increasingly sophisticated methods of controlling healthcare costs. In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory changes to the health care system that could impact our ability to sell our products profitably. In particular, in the United States in 2010, the Affordable Care Act (“ACA”) was enacted. In addition, other legislative changes have been proposed and adopted in the United States since the ACA was enacted. The repeal of or changes in some or all of the ACA and complying with any new legislation or reversing changes implemented under the ACA could be time-intensive and expensive, resulting in a material adverse effect on our business. Until the ACA is fully implemented or there is more certainty concerning the future of the ACA, it will be difficult to predict its full impact and influence on our business.

There have been, and likely will continue to be, legislative and regulatory proposals at the foreign, federal and state levels directed at containing or lowering the cost of healthcare. We cannot predict the initiatives that may be adopted in the future. The continuing efforts of the government, insurance companies, managed care organizations and other payors of healthcare services to contain or reduce costs of healthcare and/or impose price controls may adversely affect the demand for our product candidates, if we obtain regulatory approval, including: our ability to receive or set a price that we believe is fair for our products; our ability to generate revenue and achieve or maintain profitability; the level of taxes that we are required to pay; and the availability of capital. We expect that the ACA, as well as other healthcare reform measures that may be adopted in the future, may result in additional reductions in Medicare and other healthcare funding, more rigorous coverage criteria, lower reimbursement, and new payment methodologies. This could lower the price that we receive for any approved product. Any denial in coverage or reduction in reimbursement from Medicare or other government-funded programs may result in a similar denial or reduction in payments from private payors, which may prevent us from being able to generate sufficient revenue, attain profitability or commercialize our product candidates, if approved.

Our employees, independent contractors, consultants, commercial partners and vendors may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements.

We are exposed to the risk of fraud, misconduct or other illegal activity by our employees, independent contractors, consultants, commercial partners and vendors. Misconduct by these parties could include intentional, reckless and negligent conduct that fails to: comply with the laws of the FDA and other comparable foreign regulatory authorities; provide true, complete and accurate information to the FDA and other comparable foreign regulatory authorities; comply with manufacturing standards we have established; comply with healthcare fraud and abuse laws in the United States and similar foreign fraudulent misconduct laws; or report financial information or data accurately or to disclose unauthorized activities to us.

If we obtain FDA approval of any of our product candidates and begin commercializing those products in the United States, our potential exposure under such laws will increase significantly, and our costs associated with compliance with such laws are also likely to increase. In particular, research, sales, marketing, education and other business arrangements in the healthcare industry are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, educating, marketing and promotion, sales and commission, certain customer incentive programs and other business arrangements generally. Activities subject to these laws also involve the improper use of information obtained in the course of patient recruitment for clinical trials, which could result in regulatory sanctions and cause serious harm to our reputation. We have adopted a code of business conduct and ethics, but it is not always possible to identify and deter misconduct by employees and third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of significant fines or other sanctions.

If we fail to comply with healthcare laws, we could face substantial penalties and our business, operations and financial conditions could be adversely affected.

Healthcare providers, physicians and payors play a primary role in the recommendation and prescription of any product candidates for which we may obtain marketing approval. Our future arrangements with payors and customers may expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell and distribute any product candidates for which we may obtain marketing approval. Even though we do not and will not control referrals of healthcare services or bill directly to Medicare, Medicaid or other third party payors, federal and state healthcare laws and regulations pertaining to fraud and abuse and patients’ rights are and will be applicable to our business. Restrictions under applicable federal, state and foreign healthcare laws and regulations which may affect our ability to operate and expose us to areas of risk include: federal civil and criminal false claims laws and civil monetary penalty laws, including the False Claims Act; the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009; the federal Physician Payments Sunshine Act, created under the ACA, and its implementing regulations; federal consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers; and analogous state and foreign laws and regulations.

Because of the breadth of these laws and the narrowness of the statutory exceptions and safe harbors available, it is possible that some of our business activities could, despite our efforts to comply, be subject to challenge under one or more of such laws. Efforts to ensure that our business arrangements will comply with applicable healthcare laws may involve substantial costs. It is possible that governmental and enforcement authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law interpreting applicable fraud and abuse or other healthcare laws and regulations. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business, including the imposition of civil, criminal and administrative penalties, damages, disgorgement, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could adversely affect our ability to operate our business and our results of operations. In addition, the approval and commercialization of any of our product candidates outside the United States will also likely subject us to foreign equivalents of the healthcare laws mentioned above, among other foreign laws.

If we or any suppliers we engage fail to comply with environmental, health, and safety laws and regulations, we could become subject to fines or penalties or incur costs that could have a material adverse effect on the success of our business.

We and any suppliers we currently or may in the future engage are subject to numerous federal, state, and local environmental, health, and safety laws, regulations, and permitting requirements, including those governing laboratory procedures; the generation, handling, use, storage, treatment, and disposal of hazardous and regulated materials and wastes; the emission and discharge of hazardous materials into the ground, air, and water; and employee health and safety. Under certain environmental laws, we could be held responsible for costs relating to any contamination at our current or past facilities and at third party facilities. We also could incur significant costs associated with civil or criminal fines and penalties. Compliance with applicable environmental laws and regulations may be expensive, and current or future environmental laws and regulations may impair our research, product development and manufacturing efforts. In addition, we cannot entirely eliminate the risk of accidental injury or contamination from these materials or wastes. Although we maintain workers’ compensation insurance to cover us for costs and expenses we may incur due to injuries to our employees resulting from the use of hazardous materials, this insurance may not provide adequate coverage against potential liabilities. We do not carry specific biological or hazardous waste insurance coverage, and our property, casualty, and general liability insurance policies specifically exclude coverage for damages and fines arising from biological or hazardous waste exposure or contamination. Accordingly, in the event of contamination or injury, we could be held liable for damages or be penalized with fines in an amount exceeding our resources, and our preclinical trials, future clinical trials or regulatory approvals could be suspended, which could have a material adverse effect on our business, prospects, financial condition, results of operations, and prospects.

Risks Related to Our Common Stock and Other Securities:

There are a large number of shares of common stock underlying our outstanding options and warrants and the sale of these shares may depress the market price of our common stock and cause immediate and substantial dilution to our existing stockholders. The holders of our publicly traded warrants may require their repurchase in certain circumstances.

As of November 7, 2019, we had 1,200,399 shares of common stock issued and outstanding, outstanding options to purchase 200,515 shares of common stock, outstanding warrants to purchase 263,589 shares of common stock, 84,798 shares of common stock issuable upon conversion of secured convertible notes and 137,893 shares available for grant under our 2005 Incentive Stock Plan. The issuance of shares upon exercise of our outstanding options and warrants will cause immediate and substantial dilution to our stockholders. Under our publicly traded warrants (including additional warrants sold privately that have registration rights), in the event of a “Fundamental Transaction” (as defined in the related warrant agreement, which generally includes any merger with another entity, the sale, transfer or other disposition of all or substantially all of our assets to another entity, or the acquisition by a person of more than 50% of our common stock), each warrant holder will have the right at any time prior to the consummation of the Fundamental Transaction to require us to repurchase the warrant for a purchase price in cash equal to the Black Scholes value (as calculated under the warrant agreement) of the then remaining unexercised portion of such warrant on the date of such Fundamental Transaction, which may materially adversely affect our financial condition and/or results of operations and may prevent or deter a third party from acquiring us.

We may require additional financing which may in turn require the issuance of additional shares of common stock, preferred stock or other debt or equity securities (including convertible securities) and which would dilute the ownership held by our stockholders.

We may need to raise funds through either debt or the sale of our shares of our common stock in order to achieve our business goals. Any additional shares issued would further dilute the percentage ownership held by the stockholders. Furthermore, if we raise funds in equity transactions through the issuance of convertible securities which are convertible at the time of conversion at a discount to the prevailing market price, substantial dilution is likely to occur resulting in a material decline in the price of your shares. Our public offerings completed in November 2014, April 2015, and December 2018, our registered direct public offering and concurrent private placement during November 2015, our private placements completed in November 2016, June 2017, and August 2019, and our registered direct offering in December 2017 resulted in dilution to investors and future offerings of securities could result in further dilution to investors. Our private placements of secured convertible notes in August 2018, November 2018 and July 2019 could result in dilution to investors if the holders convert their notes into shares of our common stock. In particular, holders of such secured convertible notes, including Dr. Hayward and other directors, officers, and affiliates of the Company, converted substantial portions of such August 2018 Notes and November 2018 Notes into our common stock in September 2019. However, we intend to use the proceeds of this offering, in part, to pay off the outstanding amount of all Company Notes. See “Use of Proceeds.”

Conversion of our convertible notes into common stock will result in additional dilution to our stockholders.

Upon satisfaction of certain conversion conditions (including conditions outside of our control, such as market price or trading price) and proper conversion of the Company Notes by a holder, we may be required to deliver shares of our common stock to a converting holder. If additional shares of our common stock are issued due to conversion of some or all of the outstanding Company Notes, the ownership interests of existing stockholders will be diluted. Further, any sales in the public market of any shares of common stock issued upon conversion or hedging or arbitrage trading activity that develops due to the potential conversion of the Company Notes could adversely affect prevailing market prices of our common stock.

Substantially all of our assets are encumbered. If we should fail to make timely payments on our secured convertible notes, holders of the notes may choose to enforce their remedies and ultimately realize on the collateral securing the notes, which includes substantially all of our intellectual property.

We issued and sold an aggregate of $1.65 million in principal amount of August 2018 Notes, of which $53,099 remain outstanding and $550,000 in principal amount of November 2018 Notes of which $52,334 remain outstanding. We issued and sold $1.5 million in principal amount of July 2019 Notes, bearing interest at a rate of 6% per annum, in a non-brokered private placement with Dillon Hill and simultaneously amended the terms of the Existing Notes. The outstanding Company Notes are due and payable in full on November 28, 2021 and are convertible, in whole or in part, at any time, at the option of the purchasers, into shares of our common stock in an amount determined by dividing the principal amount of each Company Note, together with any and all accrued and unpaid interest, by the Conversion Price. A majority of the Existing Notes were owned by Dr. James A. Hayward, our Chairman, Chief Executive Officer and President. Dr. Hayward and other directors, officers, and affiliates of the Company converted the outstanding principal and unpaid interest of their Existing Notes, which represented more than 86% of the Existing Notes, into our common stock in September 2019.

Until the principal and accrued but unpaid interest under the Company Notes outstanding is paid in full, or the Company Notes are converted into shares of our common stock, our obligations under the Company Notes are secured by a lien on substantially all of our assets (excluding certain cash accounts) and the assets of APDN (B.V.I.) Inc., our wholly-owned subsidiary, in favor of Delaware Trust Company, as collateral agent for the purchasers of the Company Notes. The secured assets also include substantially all of our intellectual property. In addition, on July 19, 2019, the Company also amended the security agreements dated as of October 19, 2018, to among other amendments, exclude 20% of our equity interest in LRx from the assets securing the Company Notes. The existence of such lien may substantially limit our ability to obtain additional secured financing and force us to attempt to incur additional unsecured indebtedness, which may be unavailable to us. If we should fail to make timely payments on the Company Notes, holders of the Company Notes may choose to enforce their remedies and ultimately realize on the collateral securing the Company Notes, which may have a material adverse effect on our business, including the inability for us to continue our operations.

We intend to use the proceeds of this offering, in part, to pay off the outstanding amounts of the Company Notes. The Existing Notes, as of November 7, 2019, had an outstanding balance of $105,771, including accrued interest. The July 2019 Notes had an outstanding balance of $1.53 million, including accrued interest. If we, with the consent of the noteholder, repay the July 2019 Notes, we will also pay a pre-payment penalty of $470,000 to their holder, Dillon Hill. See “Use of Proceeds.”

We may require additional financing in the future, which may not be available or, if available, may be on terms that cause a decline in the value of the shares of our common stock held by stockholders.

If we raise capital in the future by issuing additional securities, our stockholders may experience a decline in the value of the shares of our common stock they currently hold or may acquire prior to any such financing. In addition, such securities may have rights senior to the rights of holders of our shares of common stock.

Any material weaknesses in our internal control over financial reporting in the future could adversely affect investor confidence, impair the value of our common stock and increase our cost of raising capital.

Any failure to remedy deficiencies in our internal control over financial reporting that may be discovered or our failure to implement new or improved controls, or difficulties encountered in the implementation of such controls, could harm our operating results, cause us to fail to meet our reporting obligations or result in material misstatements in our financial statements. Any such failure could, in turn, affect the future ability of our management to certify that internal control over our financial reporting is effective. Inferior internal control over financial reporting could also subject us to the scrutiny of the SEC and other regulatory bodies which could cause investors to lose confidence in our reported financial information and could subject us to civil or criminal penalties or stockholder litigation, which could have an adverse effect on our results of operations and the market price of our common stock.

In addition, if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in our financial statements and harm our share price. Furthermore, deficiencies could result in future non-compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Such non-compliance could subject us to a variety of administrative sanctions, including review by the SEC or other regulatory authorities.

Short sellers of our stock may be manipulative and may drive down the market price of our common stock.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed or intends to borrow from a third party with the intention of buying identical securities at a later date to return to the lender. A short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is therefore in the short seller’s interest for the price of the stock to decline, some short sellers publish, or arrange for the publication of, opinions or characterizations regarding the relevant issuer, its business prospects and similar matters calculated to or which may create negative market momentum, which may permit them to obtain profits for themselves as a result of selling the stock short. Issuers whose securities have historically had limited trading volumes and/or have been susceptible to relatively high volatility levels can be particularly vulnerable to such short seller attacks. The publication of any such commentary regarding us in the future may bring about a temporary, or possibly long term, decline in the market price of our common stock. In the past, the publication of commentary regarding us by a disclosed short seller has been associated with the selling of shares of our common stock in the market on a large scale, resulting in a precipitous decline in the market price per share of our common stock. No assurances can be made that similar declines in the market price of our common stock will not occur in the future, in connection with such commentary by short sellers or otherwise.

The price of our common stock may be volatile or may decline, and the trading volume of our common stock may fluctuate, which may make it more difficult to realize a profit on your investment in our shares of common stock.

Our common stock is listed on The Nasdaq Capital Market. The trading price of our common stock has been and may continue to be volatile. In addition, the trading volume of our common stock may fluctuate and cause significant price variations to occur. Volatility in the market price of our common stock may prevent you from being able to sell your shares of common stock at or above the price you paid for your shares of common stock, which may make it more difficult to realize a profit on your investment. A number of factors may affect the market price of our common stock, including, but not limited to, the following:

•	our operating and financial performance and prospects;
•	our quarterly or annual earnings or those of other companies in our industry or those that investors deem comparable to us;
•	conditions that impact demand for our products and services;
•	public reactions to our press releases, other public announcements and filings with the SEC;
•	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;
•	strategic actions by us or our competitors, such as acquisitions or restructurings;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	arrival and departure of key personnel, including management personnel;
•	changes in our capital structure;
•	changes in the price of our warrants or other securities we may issue from time to time;
•	sales of common stock by us, our directors, officers or large stockholders;
•	the expiration of any applicable contractual lock-up agreements;
•	changes in general market, economic and political conditions in the United States and global economies or financial markets, including those resulting from natural disasters, terrorist attacks, acts of war and responses to such events;
•	announcements of new products or innovations by us or our competitors and announcements concerning our competitors or our industry in general;
•	difficulties in commercialization and distribution of our products or lower than expected sales volume or revenues;
•	changes in our relationships with manufacturers, suppliers or collaborators, or our inability to supply enough product to meet demand;
•	our ability to obtain additional funding;
•	changes or developments in applicable laws or regulations;
•	any intellectual property infringement actions or other litigation or legal proceeding in which we may become involved;
•	changes in financial estimates or recommendations by securities analysts, or their ceasing to publish research or reports about our business;
•	the trading volume of our common stock; and
•	the appeal and current level of investor interest in the biotechnology/biopharmaceutical capital market sector and in companies in general with business, research strategies and product development pipelines which are similar to us.

In addition, Nasdaq and other securities markets have, from time to time, experienced extreme price and trading volume fluctuations. The market prices of securities of biotechnology and other life sciences companies in a comparable stage to ours historically have been particularly volatile, and trading volume in such securities and our common stock has often been relatively low. Moreover, the securities and financial markets in general have experienced substantial volatility that has often been unrelated or disproportionate to the operating results of any individual company. During certain periods, specific industry sectors, such as the biotechnology segment, may experience greater volatility than other sectors or the securities markets as a whole. These broad market fluctuations, during which our industry and companies at our stage may experience a stronger degree of market sensitivity, will adversely affect the market price of our common stock.

In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our reputation and materially adversely affect our business, financial condition and results of operations.

Risks Related to this Offering:

Management will have broad discretion as to the use of proceeds from this offering and we may use the net proceeds in ways with which you may disagree.

We intend to use the net proceeds of this offering (i) to pay off the outstanding amount of the July 2019 Notes, with the consent of the noteholder, which bear interest at a rate of 6% per annum and are due and payable in full on November 28, 2021, and which, as of November 7, 2019, had an outstanding balance of $1.53 million, including accrued interest, and to pay a pre-payment penalty of $470,000, (ii) to pay off all outstanding amounts of the Existing Notes, which, as of November 7, 2019, had an outstanding balance of $105,771, including accrued interest, and (iii) for general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus. Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management on the use of net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

The offering price will be set by our board of directors and does not necessarily indicate the actual or market value of our common stock.

Our board of directors will approve the offering price and other terms of this offering after considering, among other things: the number of shares authorized in our Certificate of Incorporation; the current market price of our common stock; trading prices of our common stock over time; the volatility of our common stock; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; the characteristics of interested investors and market and economic conditions at the time of the offering. The offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth or any other established criteria used to value securities. The offering price may not be indicative of the fair value of the common stock.

If you purchase the common stock or pre-funded warrants sold in this offering, you will experience immediate dilution as a result of this offering and future equity issuances.

Because the price per share of our common stock and pre-funded warrants being offered is higher than the book value per share of our common stock, you will suffer immediate substantial dilution in the net tangible book value of the common stock you purchase in this offering. See the section entitled “Dilution” of this prospectus for a more detailed discussion of the dilution you will incur if you purchase common stock and pre-funded warrants in this offering. The issuance of additional shares of our common stock in future offerings could be dilutive to stockholders if they do not invest in future offerings. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

There is no public market for the pre-funded warrants or common warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants or common warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants or common warrants on any securities exchange or nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the pre-funded warrants or common warrants will be limited.

Holders of pre-funded warrants or common warrants purchased in this offering will have no rights as common stockholders until such holders exercise their pre-funded warrants or common warrants and acquire our common stock.

Until holders of pre-funded warrants or common warrants acquire shares of our common stock upon exercise of the pre-funded warrants or common warrants, as applicable, holders of pre-funded warrants or common warrants will have no rights with respect to the shares of our common stock underlying such pre-funded warrants or common warrants. Upon exercise of the pre-funded warrants or common warrants, the holders will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

Provisions of the common warrants and pre-funded warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our Certificate of Incorporation, certain provisions of the common warrants and pre-funded warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. Such common warrants and pre-funded warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the common warrants and pre-funded warrants. Further, the common warrants and pre-funded warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such the common warrants and pre-funded warrants will have the right, at their option, to require us to repurchase such the common warrants and pre-funded warrants at a price described in the common warrants and pre-funded warrants. These and other provisions of the common warrants and pre-funded warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

The exercise price of the common warrants and pre-funded warrants offered by this prospectus will be adjusted for certain dilutive events.

The exercise price of the common warrants and pre-funded warrants offered by this prospectus is subject to adjustment for certain events, including, but not limited to, certain issuances and/or distributions of capital stock, options, convertible securities and other securities. However, the exercise prices will not be adjusted for dilutive issuances of securities considered “excluded securities” and there may be transactions or occurrences that may adversely affect the market price of our common stock or the market value of such warrants without resulting in an adjustment of the exercise prices of such warrants.

The sale of our common stock and the common warrants in this offering could result in the reset of the exercise price of certain outstanding warrants.

We have outstanding warrants to purchase 8,375 shares of our common stock with an initial exercise price of $20.00 per share, as adjusted for the reverse stock split effected on November 1, 2019, that may be subject to further adjustment. Subject to certain exceptions, the terms of these warrants provide that (i) if we sell common stock at a price per share less than the then-current exercise price, or securities which are convertible or exercisable into shares of common stock at an effective per share price less than the then current exercise price, then we are required to reduce the exercise price of the warrants to be the lower price of such subsequent sale, or (ii) if we sell securities which are convertible or exercisable into shares of common stock at a price which varies or may vary with the market price of the shares of our common stock, including by way of one or more reset(s) to a fixed price, the holders of such securities have the right to substitute the variable price for the exercise price.

In connection with the August 2019 private placement offering of our common stock, the exercise price of these warrants was reduced to $12.00 per share. Should the market price of our common stock fall below the current exercise price of $12.00 or if we sell our common stock below $12.00 per share, and the common warrants are exercisable into shares of common stock at a price which varies or may vary with the market price of the shares of our common stock, the sale of shares of our common stock and common warrants in this offering may result in a reduction of the exercise price of those outstanding warrants to a price not less than $5.60 per share, which will reduce the proceeds we might receive from their possible exercise.

Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $             million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the common warrants. If the Representative exercises its over-allotment option in full, we estimate that our net proceeds will be approximately $             million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We will only receive additional proceeds from the exercise of the common warrants issuable in connection with this offering if such warrants are exercised at their exercise price of $             and the holders of such warrants pay the exercise price in cash upon such exercise. Such proceeds with respect to the common warrants could not exceed $             .

The foregoing discussion assumes (i) no exercise of the Representative’s option to purchase up to             additional shares of common stock and/or common warrants to purchase up to             aggregate of shares of common stock and (ii) no sale of pre-funded warrants.

We intend to use the net proceeds from this offering (i) to pay off the outstanding amount of the July 2019 Notes, with the consent of the noteholder, which bear interest at a rate of 6% per annum and are due and payable in full on November 28, 2021, and which, as of November 7, 2019, had an outstanding balance of $1.53 million, including accrued interest, and to pay a pre-payment penalty of $470,000, (ii) to pay off all outstanding amounts of the Existing Notes, which, as of November 7, 2019, had an outstanding balance of $105,771, including accrued interest, and (iii) for general corporate purposes, which may include research and development expenses, capital expenditures, working capital and general and administrative expenses, and potential acquisitions of or investments in businesses, products and technologies that complement our business, although we have no present commitments or agreements to make any such acquisitions or investments as of the date of this prospectus. Pending these uses, we intend to invest the funds in short-term, investment grade, interest-bearing securities. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for us.

Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus, we cannot currently allocate specific percentages of the net proceeds that we may use for the purposes specified above, and we cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering, or the amounts that we will actually spend on the uses set forth above. The amounts and timing of our actual use of the net proceeds will vary depending on numerous factors, including our ability to obtain additional financing. We may find it necessary or advisable to use the net proceeds for other purposes, and our management will have broad discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the net proceeds from this offering. See “Risk Factors” for a discussion of certain risks that may affect our intended use of the net proceeds from this offering.

Market Price of our Common Stock and Related Stockholder Matters

Market Information

Our common stock is listed on The Nasdaq Capital Market under the symbol “APDN.” Our publicly traded warrants are listed on The Nasdaq Capital Market under the symbol “APDNW.” A description of the common stock that we are issuing in this offering is set forth under the heading “Description of Securities” beginning on page 51 of this prospectus. We do not intend to apply for the listing of the pre-funded warrants or common warrants that are part of this offering on any national securities exchange.

The last reported sale price for our common stock on November 7, 2019 was $5.81 per share. The last reported sale price for our publicly traded warrants on November 7, 2019 was $0.005 per warrant.

Holders

As of November 6, 2019, we had 356 record holders of our common stock, 3 holders of record of our publicly traded warrants, and no preferred stock issued and outstanding. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock and publicly traded warrants is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the board of directors deem relevant.

Capitalization

The following table sets forth our capitalization as of June 30, 2019:

•	on an actual basis;
•

on an as adjusted basis to reflect: the exercise of 143,250 warrants between July 1 and November 7, 2019, which resulted in the issuance of 100,601 shares of common stock; the issuance and sale of $1.5 million in principal amount of the July 2019 Notes; the August 2019 private placement of $418,000 in gross proceeds; and conversion of the Company Notes by certain noteholders in September 2019; and

•	on a pro forma, as adjusted basis, after giving effect to the application of the net proceeds of this offering and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The information set forth in the following table should be read in conjunction with and is qualified in its entirety by “Use of Proceeds” above, as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to those financial statements incorporated by reference in this prospectus. See “The Offering” in this prospectus for information relating to the expected number of shares of our common stock to be outstanding after this offering. Our capitalization following the closing of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	As of June 30, 2019
	Actual	As Adjusted	Pro Forma, As Adjusted for this Offering*
Cash and cash equivalents	$507,146	$2,425,146	$9,785,761
Stockholders’ (Deficit) Equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares issued and outstanding as of June 30, 2019	-	-
Series A Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares outstanding as of June 30, 2019	-	-
Series B Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; -0- shares outstanding as of June 30, 2019	-	-
Common stock, $0.001 par value per share; 500,000,000 shares authorized; 958,177 shares issued and outstanding as of June 30, 2019	38,327	38,569	40,290
Additional paid-in capital	253,444,993	256,085,246	265,067,419
Accumulated deficit	(255,271,848)	(255,271,848)	(255,271,848)
Total Stockholders’ (Deficit) Equity	$(1,788,528)	$851,967	$9,835,861

*Assumes a $10,000,000 capital raise with net cash proceeds of $ 8,983,894; number of shares derived by dividing closing stock price on November 7, 2019 of $5.81. Each $1.00 increase (decrease) in the assumed public offering price per share would increase (decrease) the amount of cash and cash equivalents, working capital, total assets, and total stockholders’ equity by approximately $1,600,690, assuming the number of securities offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of securities to be issued in this offering. Each increase (decrease) of 25,000 shares offered by us would increase (decrease) the as adjusted amount of cash and cash equivalents, working capital, total assets and total stockholders’ equity by approximately $135,000, assuming the assumed public offering price remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The discussion and tables above do not include the potential repayment of the Company Notes, including a pre-payment penalty of $470,000.

Transactions involving warrants are summarized as follows:

	Number of Shares	Weighted Average Exercise Price Per Share
Balance at October 1, 2018	305,214	$129.60
Granted	225,875	19.20
Exercised	(55,375)	18.00
Cancelled or expired	(68,375)	120.00
Balance at June 30, 2019	407,339	$92.00

The discussion and tables above are based on 958,177 shares of our common stock outstanding as of June 30, 2019, which excludes             shares of our common stock that may be issued upon exercise of pre-funded warrants and common warrants issued in this offering and any additional shares and/or common warrants that may be sold to cover over-allotments, if any, 198,237 shares of common stock issuable upon exercise of outstanding options, 407,339 shares of common stock issuable upon exercise of outstanding warrants, 140,171 shares available for grant under our 2005 Incentive Stock Plan as of such date, and             shares of common stock initially issuable upon the common exercise of the common warrants to be issued pursuant to this prospectus.

Dilution

If you invest in our common stock and/or pre-funded warrants in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering. Our net tangible book value as of June 30, 2019 was approximately ($2.8 million), or $(2.97) per share of our common stock (based upon 958,177 shares of our common stock outstanding). Net tangible book value per share is equal to our total tangible assets less our total liabilities, divided by the number of shares of our outstanding common stock.

After giving effect to the sale of shares of our common stock and accompanying common warrants in this offering at the assumed public offering price of $5.81 per share (the last reported sale price of our common stock on The Nasdaq Capital Market on November 7, 2019), and after deducting the estimated underwriting discount and commissions and estimated offering expenses payable by us, and excluding the proceeds, if any, from the exercise of the common warrants and pre-funded warrants, if any, issued in this offering, our as adjusted net tangible book value as of June 30, 2019 would have been approximately $6,142,851, or $2.29 per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $5.26 per share to our existing stockholders, and an immediate dilution of $ per share to new investors purchasing securities in this offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share and accompanying common warrant		$5.81
Historical net tangible book deficit per share as of June 30, 2019	$(2.97)
Pro forma increase in net tangible book value per share attributable to investors in this offering	$5.26
As adjusted net tangible book value per share after giving effect to this offering		$2.29
Dilution per share to investors participating in this offering		$3.52

A $1.00 increase in the assumed public offering price of $5.81 per share, which is the last reported sale price of our common stock on The Nasdaq Capital Market on November 7, 2019, would result in an increase in our as adjusted net tangible book value per share after this offering by approximately $0.60 and the dilution per share to new investors purchasing shares in this offering by $0. 40 assuming the number of securities offered by us as set forth on the cover page of this prospectus remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. A $1.00 decrease in the assumed public offering price of $5.81 per share, which is the last reported sale price of our common stock on The Nasdaq Capital Market on November 7, 2019, would result in a decrease in our as adjusted net tangible book value per share after this offering by approximately $0.59 and the dilution per share to new investors purchasing shares in this offering by $0.41 assuming the number of securities offered by us as set forth on the cover page of this prospectus remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We may also increase or decrease the number of securities to be issued in this offering. Each increase (decrease) of 1.0 million shares offered by us would increase (decrease) our as adjusted net tangible book value per share and the dilution per share to new investors purchasing securities in this offering by $ assuming that the assumed public offering price remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. The information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering as determined between us and the Underwriters at pricing.

The foregoing discussion and table do not take into account further dilution to investors in this offering that could occur upon the exercise of outstanding options and warrants, including the pre-funded warrants and common warrants offered in this offering, having a per share exercise price less than the public offering price per share in this offering.

The discussion and tables above are based on 958,177 shares of our common stock outstanding as of June 30, 2019, which excludes shares of our common stock that may be issued upon exercise of pre-funded warrants and common warrants issued in this offering, 198,237 shares of common stock issuable upon exercise of outstanding options and 407,339 shares of common stock issuable upon exercise of outstanding warrants, 140,171 shares available for grant under our 2005 Incentive Stock Plan as of such date, and shares of common stock initially issuable upon the common exercise of the common warrants to be issued pursuant to this prospectus.

The discussion and table above assume (i) no sale of pre-funded warrants, which, if sold, would reduce the number of shares of common stock that we are offering on a one-for-one basis and (ii) no exercise of the Representative’s option to purchase up to            additional shares of common stock and/or common warrants to purchase up to             shares of common stock. If the Representative exercises its over-allotment option in full, the as adjusted net tangible book value will increase to $ per share, representing an immediate increase to existing stockholders of $ per share and an immediate dilution of $ per share to new investors.

To the extent that our outstanding options or warrants are exercised, new options are issued under our equity incentive plan, or additional shares of our common stock are issued in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MANAGEMENT AND CORPORATE GOVERNANCE

The Company has commenced a comprehensive review of the Company’s corporate governance, business, operations and capital allocation in consultation with certain holders of its common stock and secured notes.  As a first step, on November 7, 2019, Charles S. Ryan resigned from his position as director of the Company and Scott L. Anchin, 45, was appointed as a director on the same date. Mr. Anchin is a partner at Cormont Strategic Services, LLC, which provides special situation consulting and operational support. Previously Mr. Anchin served as a managing director with Opportune LLP from March 2016 to October 2018, where he provided restructuring advisory services to companies and stakeholders in distressed situations. From 2009 to February 2016, Mr. Anchin was employed by Alvarez & Marsal North America, LLC, a global professional services firm specializing in turnaround and interim management and performance improvement. He is a non-practicing certified public accountant in the State of New York and holds a B.S. in Accounting from the Wharton School of Business at the University of Pennsylvania and an M.B.A. with a concentration in Management from Columbia Business School. Mr. Anchin is also a director of LRAD Corporation and Kopin Corporation, both which are public companies. There is no arrangement or understanding between Mr. Anchin and any other person pursuant to which he was selected as a director of the Company. There is no family relationship between Mr. Anchin and any of the Company’s other directors or executive officers. Mr. Anchin’s accounting, management and restructuring experience and background, and his expertise in advising companies and stakeholders in difficult circumstances qualify him to serve on our Board of Directors.

In addition to the appointment of Mr. Anchin as a director of the board, the board also intends over the next four months to replace two more of its existing directors while maintaining an eight person board.

See “Certain Relationships and Related Transactions” for information on the currently proposed consultant arrangement with Mr. Anchin.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information regarding the shares of our common stock beneficially owned as of November 7, 2019, (i) by each person who is known to us to beneficially own 5% or more of the outstanding common stock, (ii) by each of our principal executive officer, our principal financial officer and our other executive officers and by each of our directors and (iii) by all executive officers and directors as a group.

Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at 50 Health Sciences Drive, Stony Brook, New York 11790.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Owned(1)(2)		Percentage of Class(3)
Executive Officers and Directors:
James A. Hayward	Common Stock	200,969	(4)	15.86%
Scott L. Anchin	Common Stock	250		*
John Bitzer, III	Common Stock	42,489	(6)(7)	3.52%
Robert B. Catell	Common Stock	5,761	(11)	*
Joseph D. Ceccoli	Common Stock	5,268	(8)	*
Beth M. Jantzen	Common Stock	7,073	(12)	*
Judith Murrah	Common Stock	11,548	(13)	*
Elizabeth Schmalz Ferguson	Common Stock	3,573	(10)	*
Yacov A. Shamash	Common Stock	8,030	(5)	*
Sanford R. Simon	Common Stock	5,305	(9)	*
All directors and officers as a group (10 persons)	Common Stock	290,266	(14)	22.10%
5% Stockholders:
William W. Montgomery	Common Stock	150,773	(15)	12.56%
Dillon Hill	Common Stock	69,445	(16)	5.47%

* indicates less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options, warrants or convertible securities (in any case, the “Currently Exercisable Options”).

(2) Does not include the remaining unvested shares subject to options granted on December 21, 2015 pursuant to the 2005 Incentive Stock Plan, which vest 25% of the underlying shares ratably on each anniversary date thereafter until fully vested on the fourth anniversary date of grant, including 313 for each of Dr. Hayward, Ms. Jantzen and Ms. Murrah.

(3) Based upon 1,200,399 shares of common stock outstanding as of November 7, 2019. Each beneficial owner’s percentage ownership is determined by assuming that the Currently Exercisable Options that are beneficially held by such person (but not those held by any other person) have been exercised and converted.

(4) Includes 66,783 shares underlying Currently Exercisable Options.

(5) Includes 6,445 shares underlying Currently Exercisable Options.

(6) Includes 5,330 shares underlying Currently Exercisable Options for Mr. Bitzer.

(7) Includes 34,563 shares of common stock, 1,924 Currently Exercisable Options owned by Delabarta, Inc. (“Delabarta”), a wholly-owned subsidiary of ABARTA, Inc. (“ABARTA”). Mr. Bitzer is President and a member of the board of directors of each of Delabarta and ABARTA. Mr. Bitzer disclaims beneficial ownership of the shares held by Delabarta except to the extent of his pecuniary interest therein.

(8) Includes 4,699 shares underlying Currently Exercisable Options.

(9) Includes 5,233 shares underlying Currently Exercisable Options.

(10) Includes 2,797 shares underlying Currently Exercisable Options.

(11) Includes 3,821 shares underlying Currently Exercisable Options.

(12) Includes 7,001 shares underlying Currently Exercisable Options.

(13) Includes 9,001 shares underlying Currently Exercisable Options.

(14) Includes 113,033 shares underlying Currently Exercisable Options.

(15) This information is based on a Form 4 filed with the SEC on September 16, 2019 by William W. Montgomery. William W. Montgomery reported sole voting and sole dispositive power of 150,773 shares of common stock, as adjusted following the effectuation of the reverse stock split on Friday, November 1, 2019. The address of William W. Montgomery is 34211 Seavey Loop Road, Eugene, Oregon 97405.

(16) This information is based on a Schedule 13G filed with the SEC on July 24, 2019 by Bruce Grossman, the sole member of Dillon Hill. Bruce Grossman reported indirect beneficial ownership, and sole voting and sole dispositive power, of 69,445 shares of common stock, issuable upon conversion of secured convertible notes payable, as adjusted following the effectuation of the reverse stock split on Friday, November 1, 2019. The July 2019 Notes include a provision limiting conversion of such notes to the extent that conversion would result in the holder beneficially owning more than 9.99% of the Company’s common stock. The address of Bruce Grossman is c/o Dillon Hill Capital LLC, 200 Business Park Drive, Suite 306, Armonk, NY 10504.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Delabarta /John Bitzer, III

John Bitzer, III, one of our directors, is President and Chief Executive Officer of ABARTA, a private, third- and fourth-generation family holding-company, which owns Delabarta. On June 23, 2014, Delabarta purchased 185 shares of our common stock at a purchase price of  $274.80 per share for gross proceeds of $50,000 in a private placement transaction. Delabarta also received 185 warrants to purchase shares of our common stock as part of this private placement transaction. In connection with the investment in our Company by Delabarta during July 2011, we agreed to use best efforts to nominate its designee, Mr. Bitzer, to the board of directors and elect Mr. Bitzer as a director within 30 days of the closing and to nominate and include Mr. Bitzer on the slate of nominees for the board of directors for election by stockholders at the annual meetings of stockholders for so long as Delabarta owns at least 2% of the outstanding shares of our common stock.

Other Relationships

June 2017 Private Placement

On June 28, 2017, our officers and directors purchased approximately $545,000 of our common stock as part of a private placement in the dollar amounts listed below:

Name	Amount ($)
James A. Hayward, Chief Executive Officer, President and Chairman of the Board of Directors	250,000
Yacov A. Shamash, Director	25,000
Delabarta, Affiliate of Director Mr. Bitzer	100,000
Robert B. Catell, Director	50,000
Joseph D. Ceccoli, Director	40,000
Beth M. Jantzen, Chief Financial Officer	5,000
Judith Murrah, Chief Information Officer	25,000
Charles S. Ryan, Director	25,000
Sanford R. Simon, Director	5,000
Elizabeth Schmalz Ferguson, Director	20,000

The Company Notes

On August 31, 2018, we entered into a securities purchase agreement pursuant to which we issued and sold an aggregate of  $1.65 million in principal amount of August 2018 Notes to certain investors, including Delabarta and William Montgomery, who subsequently became a 5% or greater stockholder, and certain of our officers and directors, in the dollar amounts listed below. As of November 7, 2019, $53,099 remains outstanding on the August 2018 Notes. As of November 7, 2019, we have paid $102,251 of in-kind interest with respect to the August 2018 Notes, which increased the outstanding balance of our Company Notes.

Name	Amount ($)
James A. Hayward Chief Executive Officer, President and Chairman of the Board of Directors	1,000,000
Yacov A. Shamash, Director	25,000
Delabarta, Affiliate of Director Mr. Bitzer	100,000
Robert B. Catell, Director	25,000
William Montgomery, 5% or greater stockholder	200,000
Judith Murrah, Chief Information Officer	25,000
Elizabeth Schmalz Ferguson, Director	10,000

On November 29, 2018, we entered into a securities purchase agreement, pursuant to which we issued and sold an aggregate of  $550,000 in principal amount of November 2018 Notes. Dr. Hayward, our chairman, president and chief executive officer, purchased $500,000 in principal amount of the November 2018 Notes. As of November 7, 2019, $52,334 remains outstanding on the November 2018 Notes. As of November 7, 2019, we have paid $25,676 of in-kind interest with respect to the November 2018 Notes, which increased the outstanding balance of our Company Notes.

During September 2019, certain holders of Company Notes, including our chief executive officer, president and chairman of the board of directors, the chief information officer, certain board members and William Montgomery, a 5% or greater stockholder, converted an aggregate of $1,994,171 of Company Notes, in the dollar amounts listed below, into 3,692,908 shares of our common stock, which represented more than 86% of the Existing Notes.

Name	Amount ($)
James A. Hayward Chief Executive Officer, President and Chairman of the Board of Directors	1,585,313
Judith Murrah, Chief Information Officer	26,549
Robert B. Catell, Director	26,549
Elizabeth Schmalz Ferguson, Director	10,620
Yacov A. Shamash, Director	26,549
Delabarta, Affiliate of Director Mr. Bitzer	106,197
William Montgomery, a 5% or greater stockholder	212,394

We intend to use the proceeds of this offering, in part, to pay off all outstanding amounts of the Existing Notes. See “Use of Proceeds.”

On July 16, 2019, we entered into a securities purchase agreement, pursuant to which we issued and sold an aggregate of $1.5 million in principal amount of July 2019 Notes, in a non-brokered private placement with Dillon Hill, who subsequently became a 5% or greater stockholder. The sole member of Dillon Hill and indirect beneficial owner of the July 2019 Notes is Bruce Grossman. As of November 7, 2019, $1.53 million remains outstanding on the July 2019 Notes and no interest has been paid.

Under the terms of the July 2019 Notes, Dillon Hill was granted a right to participate in certain Subsequent Financings, including this offering until July 16, 2020 equal to the amount required for Dillon Hill to maintain its pro rata ownership of the Company as if the July 2019 Notes had been fully converted into our common stock.

In connection with the issuance and sale of the July 2019 Notes, we simultaneously amended the terms of the Existing Notes to, among other amendments, (i) reduce the conversion price of the Existing Notes to $21.60 to facilitate their conversion into equity and (ii) change the maturity date of the August 2018 Notes to be November 28, 2021. The Company Notes are convertible, in whole or in part, at any time, at the option of the purchasers, into shares of our common stock, in an amount determined by dividing the principal amount of each Company Note, together with any and all accrued and unpaid interest, by the Conversion Price. We have the right to require the purchasers to convert all or any part of their Company Notes into shares of our common stock at the Conversion Price if the price of our common stock remains at a closing price of  $140.00 or more for a period of twenty consecutive trading days. The Company Notes are due and payable in full on November 28, 2021.

After giving effect to the amendments to the Existing Notes, the July 2019 Notes are substantially similar to the Existing Notes. The Company Notes bear interest at a rate of 6% per annum. Until the principal and accrued but unpaid interest under the Company Notes is paid in full, or converted into shares of common stock pursuant to their terms, our obligations under the Company Notes will be secured by a lien on substantially all assets of our Company and the assets of APDN (B.V.I.) Inc., our wholly-owned subsidiary, in favor of Delaware Trust Company, as collateral agent for the purchasers pursuant to related security agreements. In addition, on July 19, 2019, we also amended the security agreements dated as of October 19, 2018, to among other amendments, exclude 20% of our equity interest in LRx from the assets securing the Company Notes.

Upon any Change in Control (as defined in the Company Notes), the purchasers have the right to require us to redeem the Company Notes, in whole or in part, at a redemption price equal to such Company Notes’ outstanding principal balance plus accrued interest. The Company Notes contain certain negative covenants that restrict us, including prohibitions or limitations, among other things, on the incurrence of additional indebtedness, subsidiary asset sales, intercompany loans, liens, amendments to our organization documents, dividends, and redemptions without consent of the Required Holders (as defined in the Company Notes).

The Company Notes contain certain events of default that are customarily included in financings of this nature. If an event of default occurs, the holders of the Company Notes (by an affirmative vote of the holders of the Company Notes representing at least 30% of the aggregate principal amount of the Company Notes then outstanding) may require us to redeem the Company Notes, in whole or in part, at a redemption price equal to the greater of (i) their outstanding principal balance, plus all accrued and unpaid interest, divided by the Conversion Price, multiplied by the VWAP on the date the redemption price is either (x) demanded or otherwise due or (y) paid in full, whichever has a higher VWAP, or (ii) 130% of the outstanding principal, plus all accrued and unpaid interest.

We also entered into related registration rights agreements with the purchasers of the Company Notes, pursuant to which we agreed to prepare and file a registration statement with the SEC to register under the Securities Act resales from time to time of the common stock issued or issuable upon conversion or redemption of the Company Notes. We are required to file a registration statement within 60 days of receiving a demand registration request from holders of a majority of the outstanding principal balance of the Company Notes, and to cause the registration statement to be declared effective within 45 days (or 90 days if the registration statement is reviewed by the SEC).

We intend to use the proceeds of this offering, in part, to pay off the outstanding amount of the July 2019 Notes, with the consent of the noteholder. See “Use of Proceeds.”

August 2019 Private Placement

On August 22, 2019, we issued and sold 38,704 shares of common stock at a price of $10.80 per share for total gross proceeds of $418,000 to a group of accredited investors, including our chief executive officer, president and chairman of the board of directors, our chief information officer, and William Montgomery, a 5% or greater stockholder, in the dollar amounts listed below.

Name	Amount ($)
James A. Hayward Chief Executive Officer, President and Chairman of the Board of Directors	100,000
Judith Murrah, Chief Information Officer	10,000
William Montgomery, a 5% or greater stockholder	108,000

November 2019 Consultant Engagement

On November 7, 2019, Charles S. Ryan resigned from his position as director of the Company and Scott L. Anchin was appointed as a director on the same date. Mr. Anchin is also expected to become a consultant to the Company with respect to the Company’s business strategy as well as the Company’s capital allocation, operating budget, and cash management. The compensation expected to be granted pursuant to such consultant arrangement may include cash and/or stock options in amounts to be determined.

Director Independence

The board of directors has determined that currently and at all times since the fiscal year ended September 30, 2018, each of our directors other than Dr. Hayward —consisting of John Bitzer, III, Robert B. Catell, Joseph D. Ceccoli, Yacov A. Shamash, Sanford R. Simon, Elizabeth M. Schmalz Ferguson, and Charles S. Ryan (on and prior to November 7, 2019)—are and were “independent” as defined by the listing standards of Nasdaq, constituting a majority of independent directors on our board of directors as required by the rules of Nasdaq. The board of directors considers in its evaluation of independence whether any director has a relationship with us that would interfere with the exercise of independent judgment in carrying out his or her responsibilities of a director. The board of directors intends to evaluate the independence of Scott L. Anchin once the terms of his consulting agreement are finalized.

Description of Securities

The following description of our common stock, pre-funded warrants, and accompanying common warrants summarizes the material terms and provisions of the common stock that we may issue in connection with this offering. It may not contain all the information that is important to you. For the complete terms of our common stock, please refer to our Certificate of Incorporation and our by-laws (“By-Laws”), which are filed as exhibits to the registration statement which includes this prospectus. See “Where You Can Find More Information” and “Incorporation by Reference.” The Delaware General Corporation Law (“DGCL”) may also affect the terms of these securities. The summary below is qualified in its entirety by reference to our Certificate of Incorporation and By-Laws, each as in effect at the time of any offering of securities under this prospectus.

As of November 7, 2019, our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share, of which 1,200,399 shares were issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.001 per share, of which no shares were issued and outstanding. In addition, as of November 7, 2019, there were issued and outstanding options to purchase 200,515 shares of common stock, warrants to purchase 263,589 shares of our common stock and 137,893 shares available for grant under our 2005 Incentive Stock Plan. The authorized and unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders.

Common Stock

Each stockholder of our common stock is entitled to one vote for each share issued and outstanding held on all matters to be voted upon by the stockholders. Our shares of common stock have no preemptive, conversion, or redemption rights. The rights, preferences, and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock. Upon the sale of substantially all of our stock or assets or dissolution, liquidation or winding up, and after all liquidation preferences payable to any series of preferred stock entitled thereto have been satisfied, our remaining assets shall be distributed to all holders of common stock and any similarly situated stockholders who are not entitled to any liquidation preference or, if there be an insufficient amount to pay all such stockholders, then ratably among such holders. All of our issued and outstanding shares of common stock are fully paid and non-assessable. The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

The shares of common stock offered by this prospectus, when issued and paid for, will also be, fully paid and non-assessable.

Our common stock is listed on The Nasdaq Capital Market under the symbol “APDN.” American Stock Transfer & Trust Company, located in Brooklyn, New York, is the transfer agent and registrar for our common stock.

Preferred Stock

Our Certificate of Incorporation provides that our board of directors may, by resolution, designate classes of preferred stock in the future. The designated series of preferred stock shall have such powers, designations, preferences and relative, participation or optional or other special rights and qualifications, limitations or restrictions as shall be expressed in the resolution adopted by the board of directors. Once designated by our board of directors, each series of preferred stock will have specific financial and other terms described in the documents that govern the preferred stock, which include our Certificate of Incorporation and any certificates of designation that our board of directors may adopt. Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the DGCL and our Certificate of Incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Delaware. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

•	the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;
•	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;
•	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;
•	whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;
•	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;
•	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
•	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;
•	the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and
•	any other relative rights, preferences and limitations of that series.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Warrants

The following description summarizes the material terms and provisions of our publicly traded warrants, expiring November 20, 2019, and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the documents that govern the warrants. Specific warrant agreements will contain additional important terms and provisions.

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. The designations, powers, preferences, rights, qualifications, limitations and restrictions of a series of warrants may include, but may not be limited to, some or all of the following:

•	the offering price and aggregate number of warrants offered;
•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;
•	the manner of exercise of the warrants, including any cashless exercise rights;
•	the warrant agreement under which the warrants will be issued;
•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•	anti-dilution provisions of the warrants, if any;
•	the terms of any rights to redeem or call the warrants;
•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;
•	the manner in which the warrant agreement and warrants may be modified;
•	the identities of the warrant agent and any calculation or other agent for the warrants;
•	federal income tax consequences of holding or exercising the warrants;
•	the terms of the securities issuable upon exercise of the warrants;
•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Common Warrants

The following summary of certain terms and provisions of common warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the common warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of common warrant for a complete description of the terms and conditions of the common warrants.

We are selling to investors in this offering shares of our common stock with accompanying common warrants to purchase             shares of our common stock and/or pre-funded warrants with accompanying common warrants to purchase             shares of our common stock at a combined purchase price of $             for shares and accompanying common warrants and $             for pre-funded warrants and accompanying common warrants.

Each common warrant will be exercisable beginning on the Initial Exercise Date, which is the date of closing, at an exercise price of $             per share, subject to adjustment. The common warrants will be exercisable for five years from the Initial Exercise Date, but not thereafter. No fractional shares of common stock will be issued in connection with the exercise of a common warrant. In lieu of fractional shares, we will round up to the next whole share. The common warrants include an adjustment provision that, subject to certain exceptions, reduces their exercise price if the Company issues common stock or common stock equivalents at a price lower than the then-current exercise price of the common warrants, subject to a minimum exercise price of $             per share.

The common warrants are subject to a call provision whereby we may, subject to certain provisions including that the VWAP of the Company’s common stock has exceeded             % of the exercise price for consecutive trading days, call for cancellation of all or any portion of the common warrant not yet exercised.

Subject to limited exceptions, a holder of common warrants will not have the right to exercise any portion of its common warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, 9.99%) of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that upon 61 days’ prior notice to the Company, the holder may increase or decrease the Beneficial Ownership Limitation, provided that in no event shall the Beneficial Ownership Limitation exceed 9.99%.

The common warrants contain a “cashless exercise” feature that allows holders to exercise the common warrants without a cash payment to the Company upon the terms set forth in the common warrants, if, at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares to the exercising common warrant holder.

In the case of certain fundamental transactions affecting the Company, a holder of common warrants, upon exercise of such common warrants after such fundamental transaction, will have the right to receive, in lieu of shares of the Company’s common stock, the same amount and kind of securities, cash or property that such holder would have been entitled to receive upon the occurrence of the fundamental transaction, had the common warrants been exercised immediately prior to such fundamental transaction. In lieu of such consideration, a holder of common warrants may instead elect to receive a cash payment based upon the Black-Scholes value of their common warrants.

The exercise price and number of the shares of our common stock issuable upon the exercise of the common warrants will be subject to adjustment in the event of any stock dividends and splits, recapitalization, reorganization or similar transaction, as described in the common warrants.

We do not intend to list the common warrants on any securities exchange or nationally recognized trading system. Except as otherwise provided in the common warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the common warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their common warrants.

Pre-Funded Warrants

The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.01. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price. The pre-funded warrants will be issued separately from the accompanying common warrants, and may be transferred separately immediately thereafter.

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99 % of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99 % of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will round up to the next whole share.

If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system. Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

Possible Anti-Takeover Effects of Delaware Law and our Certificate of Incorporation and By-Laws

Our Certificate of Incorporation contains provisions that could make it more difficult to acquire control of our company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.

Anti-Takeover Effects of Delaware Law

Companies incorporated in Delaware are subject to the provisions of Section 203 of the DGCL, or Section 203, unless the corporation has “opted out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have opted out of Section 203 with an express provision in our Certificate of Incorporation. Therefore, the anti-takeover effects of Section 203 do not apply to us.

In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions: before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Election and Removal of Directors

Directors will be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Our Certificate of Incorporation does not provide for a classified board of directors or for cumulative voting in the election of directors. Under Article VIII of the Certificate of Incorporation and Section 3.13 of the By-Laws, directors may be removed by the stockholders of the Company only for cause, and in such case only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Company then entitled to vote in the election of directors. On December 21, 2015, the Court of Chancery of the State of Delaware invalidated as a matter of law provisions of the certificate of incorporation and bylaws of VAALCO Energy, Inc. (“VAALCO”), a Delaware corporation, that permitted the removal of VAALCO’s directors by its stockholders only for cause. In In re VAALCO Energy, Inc. Stockholder Litigation, Consol. C.A. No. 11775-VCL (Del. Ch. Dec. 21, 2015), the Court ruled from the bench to hold that, in the absence of a classified board or cumulative voting, VAALCO’s “only for-cause” director removal provisions conflict with Section 141(k) of the DGCL and are therefore invalid. Because the Company’s Certificate of Incorporation and By-Laws contain similar “only for-cause” director removal provisions and the Company does not have a classified board of directors or cumulative voting, the Company will not attempt to enforce the foregoing “only for-cause” director removal provision in light of the recent VAALCO decision.

Size of Board and Vacancies

The authorized number of directors may be determined by the board of directors, provided the board shall consist of at least one (1) member. No decrease in the number of directors constituting the board shall shorten the term of any incumbent director.

Vacancies occurring on our board of directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by a vote of a majority of the remaining members of the board of directors, although less than a quorum, or by a sole remaining director, at any meeting of the board of directors.

Amendment

The Certificate of Incorporation may be amended in the manner prescribed by the DGCL. The board of directors is authorized to adopt, amend, alter or repeal the By-Laws by the affirmative vote of at least a majority of the board of directors then in office. No amendment to the Certificate of Incorporation or the By-Laws may adversely affect any indemnification right or protection of any director, officer, employee or other agent existing at the time of such amendment, repeal or adoption of an inconsistent provision for or in respect of any act, omission or other matter occurring, or any action or proceeding accruing or arising prior to such amendment, repeal or adoption of an inconsistent provision.

Authorized but Unissued Shares of Common Stock and of Preferred Stock

We believe that the availability of the “Blank Check” preferred stock under our Certificate of Incorporation provides us with flexibility in addressing corporate issues that may arise. The board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock. Our board of directors may issue preferred stock with voting rights or conversion rights that, if exercised, could adversely affect the voting power of the holders of common stock.

The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Having these authorized shares available for issuance allows us to issue shares without the expense and delay of a special stockholders’ meeting. We may use additional shares for a variety of purposes, including future public offerings to raise additional capital, to fund acquisitions and as employee compensation. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise. The above provisions may deter a hostile takeover or delay a change in control or management of our company.

Advance Notice Procedure

Our By-Laws provide an advance notice procedure for stockholders to nominate director candidates for election or to bring business before an annual meeting of stockholders. Only persons nominated by, or at the direction of, our board of directors or by a stockholder of record who has given proper and timely notice to our secretary prior to the meeting at which such stockholder is entitled to vote and appears, will be eligible for election as a director. In addition, any proposed business other than the nomination of persons for election to our board of directors must constitute a proper matter for stockholder action pursuant to a proper notice of meeting delivered to us. For notice to be timely, it must generally be delivered to our secretary not less than 90 nor more than 120 calendar days prior to the first anniversary of the previous year’s annual meeting (or if the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after the anniversary date of the previous year’s annual meeting, not earlier than the 120th calendar day prior to such meeting and not later than either the 90th calendar day prior to such meeting or the 10th calendar day after public disclosure of the date of such meeting is first made by us). These advance notice provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of us.

Special Meetings of Stockholders

Our By-Laws provide that special meetings of stockholders may be called only by the Chairman of the Board, the Chief Executive Officer, or the board of directors pursuant to a resolution adopted by a majority of the board.

UNDERWRITING

Listing

We are offering up to $10,000,000 consisting of up to 1,721,170 shares of our common stock together with common warrants to purchase up to 1,721,170 shares of our common stock (and the shares of common stock that are issuable from time to time upon exercise of the common warrants), and pre-funded warrants, assuming a public offering price of $5.81, the reported closing price of our common stock on The Nasdaq Capital Market on November 7, 2019. Our common stock is listed on The Nasdaq Capital Market under the symbol “APDN.” Our publicly traded warrants are listed on The Nasdaq Capital Market under the symbol “APDNW.” There is no certainty that the common stock or the publicly traded warrants will continue to be listed. We do not intend to apply for the listing of the pre-funded warrants or common warrants that are part of this offering on any national securities exchange. There is no minimum number of shares of common stock and/or pre-funded warrants and accompanying common warrants or aggregate amount of proceeds for this offering to close.

Underwriters and Underwriting Obligation

We have entered into an underwriting agreement dated November     , 2019 with the Representative acting as the sole representative of the Underwriters for this offering. Subject to the terms and conditions of the underwriting agreement between us and the Representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of shares of common stock and warrants listed next to its name in the following table:

	Number of Shares of Common Stock or Pre-Funded Warrants	Number of Common Warrants
Maxim Group LLC
Joseph Gunnar & Co. LLC

The underwriting agreement provides that the obligations of the Underwriters to pay for and accept delivery of the shares of our common stock and accompanying common warrants and/or pre-funded warrants and accompanying common warrants are subject to the approval of certain legal matters by their counsel and to certain other conditions. The Underwriters are obligated to take and pay for all of the shares of common stock and/or pre-funded warrants and common warrants offered hereby if any of such securities are purchased. We have granted the Representative an over-allotment option. This option, which is exercisable for up to 45 days after the date of this prospectus, permits the Representative to purchase up to 258,175 shares of common stock and/or common warrants at a price of $         per share, which is equal to 100% of the combined purchase price for each share of common stock and accompanying common warrant, exercisable for up to 258,175 shares of common stock from us to cover over-allotments, if any.

The Underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Underwriting Commissions and Discount and Expenses

We have agreed to pay the Underwriters a cash fee equal to 7% of the gross proceeds raised in this offering. In addition, for a period of twelve months from the date of the underwriting agreement, if we receive any proceeds from any investor introduced to us by the Representative during the course of this offering, we will pay the Representative a cash fee equal to 7% of such proceeds. The Underwriters propose to offer the shares of common stock, the pre-funded warrants, and accompanying common warrants directly to the public at the public offering price set forth on the cover page of this prospectus. After the offering to the public, the offering price and other selling terms may be changed by the Representative without changing the proceeds we will receive from the Underwriters.

The following table summarizes the public offering price, underwriting commissions and proceeds before expenses to us assuming no exercise of the Representative’s option to purchase up to             additional shares of common stock and/or common warrants to purchase shares of common stock at the public offering price, less the underwriting discount. The underwriting commissions are equal to the public offering price per share less the amount per share the Underwriters pay us for the shares of common stock, the pre-funded warrants and/or common warrants.

	Per Share	Per Pre- Funded Warrant	Per Common Warrant	Total (No Exercise)	Total (Full Exercise)
Public offering price	$	$	$	$	$
Underwriting discount to be paid to the Underwriters by us	$	$	$	$	$
Proceeds to us (before expenses)	$	$	$	$	$

We estimate the total expenses payable by us for this offering to be approximately $ which amount includes (i) the underwriting discount of $ ($ if the Representative’s over-allotment option is exercised in full) and (ii) reimbursement of the accountable expenses of the Representative up to a maximum of $75,000 including the legal fees of the Representative being paid by us, regardless of whether the offering is consummated, and (iii) other estimated company expenses of approximately $ which includes legal, accounting, printing costs and various fees associated with the registration and listing of our shares. The securities we are offering are being offered by the Underwriters subject to certain conditions specified in the underwriting agreement.

Over-allotment Option

We have granted to the Representative an option exercisable not later than 45 days after the date of this prospectus to purchase up to             additional shares of common stock and/or common warrants to purchase shares of common stock at the public offering price per share of common stock and/or common warrant set forth on the cover page hereto less the underwriting discounts and commissions. The Representative may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional shares of common stock and/or common warrants are purchased pursuant to the over-allotment option, the Representative will offer these shares of common stock and/or common warrants on the same terms as those on which the other securities are being offered.

Determination of Offering Price

Our common stock is currently traded on The Nasdaq Capital Market under the symbol “APDN.” On November 7, 2019 the closing price of our common stock was $5.81 per share.

There is a material disparity between the offering price of the shares of our common stock being offered under this prospectus and pre-funded warrants and the market price of the common stock at the date of this prospectus. We believe that the market price of our common stock at the date of this prospectus is not the appropriate offering price for the shares of our common stock because the market price is affected by a number of factors. The public offering price was determined by negotiation by us and the Underwriters. The principal factors considered by us and the Underwriters in determining the public offering price included:

•	the recent trading history of our common stock on The Nasdaq Capital Market, including market prices and trading volume of our common stock;

•	the current market price of our common stock on The Nasdaq Capital Market;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies;

•	the information set forth or incorporated by reference in this prospectus and otherwise available to the representative;

•	our past and present financial performance and an assessment of our management;

•	our prospects for future earnings and the present state of our products;

•	the current status of competitive products and product developments by our competitors;

•	our history and prospects, and the history and prospects of the industry in which we compete;

•	the general condition of the securities markets at the time of this offering; and

•	other factors deemed relevant by the Underwriters and us.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock and accompanying common warrants and/or pre-funded warrants and accompanying common warrants sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the shares of common stock and accompanying common warrants and/or pre-funded warrants and accompanying common warrants sold in this offering can be resold at or above the public offering price.

Lock-up Agreements

Our officers, directors, and certain of our 5% or greater stockholders, representing 27.32% of our outstanding shares of common stock, are expected to agree with the Representative to be subject to a lock-up period of 120 days following the closing of this offering. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock. Certain limited transfers are permitted during the lock-up period if the transferee agrees to these lock-up restrictions. We have also agreed, in the underwriting agreement, to similar lock-up restrictions on the issuance and sale of our securities for 120 days following the closing of this offering, although we will be permitted to issue stock options or stock awards to directors, officers and employees under our existing plans. The lock-up period is subject to an additional extension to accommodate for our reports of financial results or material news releases. The Representative may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC and they are also the warrant agent for the common warrants offered in the offering.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the Underwriters may over-allot in connection with this offering by selling more shares of common stock than are set forth on the cover page of this prospectus. This creates a short position in our common stock for the Underwriters’ own accounts. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the Underwriter is not greater than the number of shares of common stock that the Representative may purchase in the over-allotment option. In a naked short position, the number of shares of common stock involved is greater than the number of shares of common stock in the over-allotment option. To close out a short position, the Representative may elect to exercise all or part of the over-allotment option. The Underwriters may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, common stock in the open market.

The Underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the Underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the Underwriters may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The Underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market, or otherwise.

In connection with this offering, the Underwriters and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

•	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

•	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares of common stock, whichever is greater, and must be discontinued when that limit is reached; and

•	passive market making bids must be identified as such.

Our Relationship with the Underwriters

The Underwriters and their affiliates have engaged, and may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The Underwriters have received, or may in the future receive, customary fees and commissions for these transactions. As of the date hereof, an affiliate of the Representative holds warrants to purchase 3,220, 4,093, 1,279, and 1,250 shares of our common stock with exercise prices of $149.20, $137.60, $101.20, and $160.40 per share, respectively.

In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Indemnification

We have agreed to indemnify each Underwriter against liabilities relating to the offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that such Underwriter may be required to make for these liabilities.

The underwriting agreement will be filed as an exhibit to our Current Report on Form 8-K to be filed with the SEC in connection with this offering.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Underwriters. The Underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives of the Underwriters to underwriters that may make Internet distributions on the same basis as other allocations. In connection with the offering, the Underwriters may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Underwriters’ respective websites and any information contained in any other website maintained by the Underwriters is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriters in their capacity as underwriters and should not be relied upon by investors.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus, or the possession, circulation or distribution of this prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

The Underwriters may arrange to sell securities offered by this prospectus in certain jurisdictions outside the United States, either directly or through affiliates, where they are permitted to do so. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement. A copy of the underwriting agreement will be included as an exhibit to our Current Report on Form 8-K to be filed with the SEC in connection with this offering. See “Where You Can Find More Information.”

Experts

Marcum LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended September 30, 2018 and 2017, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in this registration statement. Marcum LLP’s report includes an explanatory paragraph relating to our ability to continue as a going concern. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP’s report, given on their authority as experts in accounting and auditing.

Legal Matters

Certain legal matters relating to the issuance of the securities offered by this prospectus will be passed upon for us by Pepper Hamilton LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the Underwriters by Harter Secrest & Emery LLP, Rochester, New York.

Where you can find more information

This prospectus is a part of the registration statement on Form S-1 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated herein by reference for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file or furnish, as applicable, annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The website address is www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only. Our Internet address is www.adnas.com. The information found on our website is not part of this prospectus and investors should not rely on any such information in deciding whether to invest.

Incorporation by Reference

We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, except in each case the information contained in such document to the extent “furnished” and not “filed” (Commission File No. 001-36745):

•	Our Annual Report on Form 10-K for the year ended September 30, 2018, as filed with the SEC on December 18, 2018, as amended by the Form 10-K/A as filed with the SEC on January 28, 2019, as further amended by the Form 10-K/A as filed with the SEC on April 4, 2019;
•	Our Quarterly Reports on Form 10-Q for the three month period ended December 31, 2018, as filed with the SEC on February 7, 2019, for the three month period ended March 31, 2019, as filed with the SEC on May 9, 2019, and for the three month period ended June 30, 2019, as filed with the SEC on August 13, 2019;
•	Our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items) dated August 31, 2018 (as amended December 10, 2018), November 29, 2018, December 21, 2018, January 29, 2019, March 28, 2019, May 16, 2019 (as amended on October 3, 2019), July 16, 2019, July 30, 2019, August 6, 2019, August 22, 2019, and October 31, 2019, filed with the SEC on September 4, 2018 (as amended on December 10, 2018), December 6, 2018, December 21, 2018, January 31, 2019, April 3, 2019, May 20, 2019 (as amended on October 3, 2019), July 17, 2019, August 2, 2019, August 12, 2019, August 26, 2019, and October 31, 2019, respectively; and
•	The description of our common stock and listed warrants contained in our Registration Statement on Form 8-A filed on November 13, 2014, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement but excluding any information furnished and not filed with the SEC, shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of these documents on the website maintained by the SEC at http://www.sec.gov. We will furnish to you, upon written or oral request, a copy of any or all of the documents that have been incorporated by reference, including exhibits to these documents. You may request a copy of those filings at no cost by writing or telephoning us at Corporate Secretary, Applied DNA Sciences, Inc., 50 Health Sciences Drive, Stony Brook, New York 11790, (631) 240-8800 or visiting our website at http://www.adnas.com. No information contained on our website is intended to be included as part of, or incorporated by reference into, this prospectus.

Up to $10,000,000 consisting of

Up to 1,721,170 Shares of Common Stock and/or

Pre-Funded Warrants to Purchase Up to 1,721,170 Shares of Common Stock

(or some combination of Common Stock and Pre-Funded Warrants) and

Common Warrants to Purchase Up to 1,721,170 Shares of Common Stock

PROSPECTUS

Sole Book Running Manager

Maxim Group LLC

Co-Manager

Joseph Gunnar & Co. LLC

, 2019

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses, other than placement agent fees and expenses, payable in connection with the registration of the common stock hereunder. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

Item	Amount to be paid
SEC registration fee	$4,284
FINRA filing fee	$5,881
Printing expenses	$12,000
Legal fees and expenses	$254,500
Accounting fees and expenses	$35,000
Transfer Agent fees and expenses	$5,000
Total	$316,106

Item 14.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.

Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director of the corporation to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability for any: (i) breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) unlawful payment of dividends or unlawful stock purchases or redemptions; or (iv) transaction from which the director derives an improper personal benefit.

Our Certificate of Incorporation provides to the fullest extent permitted by Delaware law that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Certificate of Incorporation is to eliminate our rights and the rights of our stockholders (through stockholders’ derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers.

Our Certificate of Incorporation also provides that we shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of ours who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of ours or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such proceeding.

II-1

Section 9.3 of our By-Laws provides for the indemnification of our directors, officers and employees to the fullest extent permitted by the DGCL.

We have entered into an indemnification agreement (each, an “Indemnification Agreement”) with each of our directors and executive officers. In general, the Indemnification Agreement obligates us to indemnify a director or executive officer, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by them in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. In addition, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding to the fullest extent permitted by applicable law. The rights provided by the Indemnification Agreement are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, our Certificate of Incorporation or By-Laws, or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of ours pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We maintain a director and officer insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15.	Recent Sales of Unregistered Securities

Since January 1, 2016, we made sales of the unregistered securities discussed below. None of these transactions involved any underwriters, underwriting discounts or commissions, except as specified below, or any public offering, and the registrant believes that, except as set forth below, each transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and/or Regulation D.

On August 22, 2019, we issued and sold 38,704 shares of common stock at a price of $10.80 per share for total gross proceeds of $418,000 to a group of accredited investors, including our chief executive officer, president and chairman of the board of directors and the chief information officer. The foregoing issuance of common stock was exempt from registration under the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D thereunder. Each investor gave representations that he, she or it was an “accredited investor” (as defined under Rule 501 of Regulation D) and that he, she or it was purchasing such securities without a present view toward a distribution of the securities.

On July 16, 2019, November 29, 2018 and August 31, 2018, we sold an aggregate of $1.5 million, $550,000 and $1.65 million, respectively, in principal amount of Company Notes to certain investors, including Dr. James A. Hayward, our Chairman, Chief Executive Officer and President, certain members of the board of directors and management team, and certain other accredited investors. The Company Notes are convertible, in whole or in part, at any time, at the option of the purchasers, into shares of our common stock in an amount determined by dividing the principal amount of each Company Note, together with any and all accrued and unpaid interest, by the Conversion Price if the price of the common stock remains at a closing price of $140.00 or more for a period of twenty consecutive trading days. The foregoing issuances of the Company Notes were exempt from registration under the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D thereunder. Each of the purchasers represented to the Company that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D. Holders of such secured convertible notes, including Dr. Hayward and other directors, officers, and affiliates of the Company, converted substantial portions of such August 2018 Notes and November 2018 Notes into our common stock in September 2019.

II-2

On June 28, 2017, we issued and sold 25,640 shares of common stock at a price of $70.40 per share for total gross proceeds of $1,805,000 to a group of investors, including a strategic investor which is also a key customer and intellectual property licensee of our Company as well as all of our executive officers and all members of our board of directors. The foregoing issuance of common stock was exempt from registration under the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D thereunder. Each investor gave representations that he, she or it was an “accredited investor” (as defined under Rule 501 of Regulation D) and that he, she or it was purchasing such securities without a present view toward a distribution of the securities.

On November 2, 2016, we issued and sold 56,819 shares of common stock and warrants to purchase 56,819 shares of common stock to certain investors. The aggregate gross proceeds were $5.0 million before deducting the placement agents’ fee and other placement expenses. The Representative acted as the lead placement agent for the November 2, 2016 issuance described in this paragraph and Imperial Capital, LLC acted as the co-placement agent. The foregoing issuance of common stock and warrants was exempt from registration under the Securities Act by virtue of Section 4(a)(2) thereof and Regulation D thereunder.

On June 30, 2016, we issued 75 shares of our common stock to a consultant for services provided, pursuant to our 2005 Incentive Stock Plan. The foregoing issuance of common stock was exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act and Regulation D thereunder.

On March 31, 2016, we issued 75 shares of our common stock to a consultant for services provided, pursuant to our 2005 Incentive Stock Plan. The foregoing issuance of common stock was exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act and Regulation D thereunder.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are being filed with this Registration Statement:

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	File No.	Date Filed	Filed or Furnished Herewith
1.1	Form of Underwriting Agreement					Filed
3.1	Certificate of Incorporation	8-K	3.1	002-90539	1/16/2009
3.2	Certificate of Amendment of Certificate of Incorporation	8-K	3.1	002-90539	6/30/2010
3.3	Second Certificate of Amendment of Certificate of Incorporation	8-K	3.1	002-90539	1/30/2012
3.4	Third Certificate of Amendment of Certificate of Incorporation	8-K	3.1	002-90539	10/29/2014

II-3

3.5	Form of Certificate of Designations of the Series A Convertible Preferred Stock	8-K	3.1	002-90539	11/29/2012
3.6	Form of Certificate of Designations of the Series B Convertible Preferred Stock	8-K	3.1	002-90539	7/22/2013
3.7	By-Laws	8-K	3.2	002-90539	1/16/2009
3.8	Fourth Certificate of Amendment of Certificate of Incorporation	8-K	3.1	001-36745	10/31/2019
4.1	Form of warrant agreement between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC					Previously Filed
4.2	Form of common warrant certificate (included in the form of warrant agreement filed as Exhibit 4.1 herewith)					Previously Filed
4.3	Form of pre-funded warrant					Previously Filed
5.1	Opinion of Pepper Hamilton LLP					Filed
10.1†	Form of employee stock option agreement under the Applied DNA Sciences, Inc. 2005 Incentive Stock Plan, as amended	10-K	10.1	001-36745	12/14/2015
10.2*	Joint Development and Marketing Agreement, dated April 18, 2007 by and between Applied DNA Sciences and International Imaging Materials, Inc.	8-K	10.1	002-90539	4/24/2007
10.3†	Employment Agreement, dated July 1, 2016, between James A. Hayward and Applied DNA Sciences, Inc.	8-K	10.1	001-36745	8/2/2016
10.4*	Exclusive Sales Agreement dated November 1, 2011 by and between Applied DNA Sciences, Inc. and Nissha Printing Co., Ltd.	10-Q	10.1	002-90539	2/14/2012
10.5	Software Distribution Agreement, dated as of January 25, 2012, by and between Applied DNA Sciences, Inc. and DivineRune, Inc.	10-Q	10.1	002-90539	5/15/2012
10.6†	Form of Indemnification Agreement dated as of September 7, 2012, by and between Applied DNA Sciences, Inc. and each of its directors and executive officers	8-K	10.1	002-90539	9/13/2012

II-4

10.7	Agreement of Lease dated June 14, 2013, between Applied DNA Sciences, Inc. and Long Island High Technology Incubator, Inc.	10-Q	10.2	002-90539	8/13/2013
10.8	Form of Award/Contract issued by U.S. Missile Defense Agency dated July 14, 2014	8-K	10.1	002-90539	7/18/2014
10.9	Form of Award/Contract awarded by Office of Secretary of Defense on behalf of Defense Logistics Agency dated August 28, 2014	8-K/A	10.1	002-90539	9/8/2014
10.10	Form of Warrant Agreement between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC, as warrant agent	S-1/A	10.25	002-90539	11/12/2014
10.11	First Amendment to Warrant Agreement dated April 1, 2015 between Applied DNA Sciences, Inc. and American Stock Transfer & Trust Company, LLC as warrant agent	8-K	4.1	001-36745	4/1/2015
10.12	Second Amendment to Warrant Agreement dated November 2, 2016	8-K	10.4	001-36745	11/3/2016
10.13	Form of Subscription Agreement	8-K	10.1	001-36745	6/28/2017
10.14	Form of Convertible Note	8-K	10.1	001-36745	12/6/2018
10.15	Registration Rights Agreement, dated November 29, 2018	8-K	10.2	001-36745	12/6/2018
10.16	Securities Purchase Agreement, dated November 29, 2018	8-K	10.3	001-36745	12/6/2018
10.17	Form of Convertible Note	8-K/A	10.1	001-36745	12/10/2018
10.18	Registration Rights Agreement, dated August 31, 2018	8-K/A	10.2	001-36745	12/10/2018
10.19	Securities Purchase Agreement, dated August 31, 2018	8-K/A	10.3	001-36745	12/10/2018
10.20	Collateral Agency Agreement dated October 19, 2018	10/K	10.39	001-36745	12/18/2018
10.21	Security Agreement dated October 19, 2018	10/K	10.40	001-36745	12/18/2018

II-5

10.22	First Amendment to Security Agreement dated November 26, 2018	10/K	10.41	001-36745	12/18/2018
10.23	Guaranty and Security Agreement dated October 19, 2018	10/K	10.42	001-36745	12/18/2018
10.24	Intellectual Property Security Agreement dated October 19, 2018	10/K	10.43	001-36745	12/18/2018
10.25	Intellectual Property Security Agreement dated October 19, 2018	10/K	10.44	001-36745	12/18/2018
10.26	Securities Purchase Agreement, dated August 31, 2018	10/K	10.45	001-36745	12/18/2018
10.27	Underwriting Agreement entered into by and between Applied DNA Sciences, Inc. and Maxim Group LLC, as sole underwriter, dated December 21, 2018	8/K	1.1	001-36745	12/21/2018
10.28	Form of Warrant	8/K	4.1	001-36745	12/21/2018
10.29	Omnibus Amendment Agreement, dated February 26, 2019	10/Q	10.7	001-36745	05/09/2019
10.30	First Amendment to Intellectual Property Security Agreement, dated February 26, 2019	10/Q	10.8	001-36745	05/09/2019
10.31	First Amendment to Intellectual Property Security Agreement, dated February 26, 2019	10/Q	10.9	001-36745	05/09/2019
10.32**	Patent and Know-How License and Cooperation Agreement, dated March 28, 2019	10/Q	10.10	001-36745	05/09/2019
10.33	Form of Secured Convertible Note	8-K	10.1	001-36745	07/17/2019
10.34	Registration Rights Agreement, dated July 16, 2019 by and among the Company and the investor named on the signature page thereof	8-K	10.2	001-36745	07/17/2019
10.35	Securities Purchase Agreement, dated July 16, 2019 by and among the Company and the investor named on the signature page thereof	8-K	10.3	001-36745	07/17/2019

II-6

10.36	Amendment to Secured Convertible Notes, dated July 16, 2019 by and among the Company and the investors named on the signature page thereof	8-K	10.4	001-36745	07/17/2019
10.37	Omnibus Amendment Agreement, dated July 16, 2019 by and among the Company and the parties named on the signature page thereof	8-K	10.5	001-36745	07/17/2019
10.38	Asset Purchase Agreement, dated July 29, 2019 by and among LineaRX, Inc. and Vitatex Inc	8-K	10.1	001-36745	08/12/2019
10.39	Second Omnibus Amendment Agreement, dated July 19, 2019 by and among the Company, APDN (B.V.I.) Inc., and Delaware Trust Company, as collateral agent for the benefit of the buyers listed on Schedule I thereto	10-Q	10.7	001-36745	08/13/2019
10.40	Second Amendment to Intellectual Property Security Agreement, dated July 19, 2019 by the Company in favor of Delaware Trust Company as collateral agent for the secured parties defined therein.	10-Q	10.7	001-36745	08/13/2019
10.41	Second Amendment to Intellectual Property Security Agreement, dated July 19, 2019 by APDN (B.V.I.) Inc. in favor of Delaware Trust Company as collateral agent for the secured parties defined therein.	10-Q	10.7	001-36745	08/13/2019
10.42	Form of Subscription Agreement between investors and Applied DNA Sciences, Inc., dated August 22, 2019.	8-K	10.1	001-36745	08/26/2019
10.43†	Applied DNA Sciences, Inc. 2005 Incentive Stock Plan, as amended and restated	DEF 14A	Appendix A	001-36745	04/04/2019
21.1	Subsidiaries of Applied DNA Sciences, Inc.					Previously Filed
23.1	Consent of Marcum LLP					Filed
23.2	Consent of Pepper Hamilton LLP (included in Exhibit 5.1)					Filed
24.1	Power of Attorney (included on the signature page hereto)					Previously Filed
24.2	Power of Attorney of Scott L. Anchin (included on the signature page hereto)					Filed

† Indicates a management contract or any compensatory plan, contract or arrangement.

* A request for confidentiality has been granted for certain portions of the indicated document. Confidential portions have been omitted and filed separately with the SEC as required by Rule 24b-2 promulgated under the Exchange Act.

** Portions of the indicated document have been omitted because the information is both not material and would likely cause competitive harm to the registrant if publicly disclosed. The omissions have been indicated by bracketed asterisks (“[***]”).

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(b) Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)       That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)       Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)       Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)       The undersigned registrant hereby undertakes that:

(i)       For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(ii)       For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Stony Brook, State of New York, on November 8, 2019.

APPLIED DNA SCIENCES, INC.

By:	/s/ James A. Hayward
James A. Hayward
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James A. Hayward	President, Chairman of the Board of Directors and Director	November 8, 2019
James A. Hayward	Chief Executive Officer (Principal Executive Officer)

/s/ Beth Jantzen	Chief Financial Officer	November 8, 2019
Beth M. Jantzen	(Principal Financial Officer and Principal Accounting Officer)

/s/ *	Director	November 8, 2019
John Bitzer, III

/s/ *	Director	November 8, 2019
Robert Catell

/s/ *	Director	November 8, 2019
Joseph D. Ceccoli

/s/ *	Director	November 8, 2019
Yacov A. Shamash

/s/ *	Director	November 8, 2019
Sanford R. Simon

/s/ *	Director	November 8, 2019
Elizabeth M. Schmalz Ferguson

*By:	/s/ Beth Jantzen
Beth M. Jantzen
Attorney-in-Fact

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Dr. James A. Hayward and Ms. Beth Jantzen, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, as amended and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement, as amended has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott L. Anchin	Director	November 8, 2019
Scott L. Anchin

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